                                                                 EXHIBIT 10.3.11


                              AMENDED AND RESTATED
                             ENERGY SALES AGREEMENT

      THIS AMENDED AND RESTATED ENERGY SALES AGREEMENT is entered into as of December 16, 1996 by and between Phillips Petroleum Company, a Delaware corporation, and Pasadena Cogeneration L.P., a Delaware limited partnership.

                                    RECITALS

A. Phillips owns and operates HCC, which utilizes steam and electrical energy for industrial purposes. The Partnership will construct, own and operate the Project and intends to sell steam and electrical energy generated at the Project to Phillips, and electrical energy to Third-Party Purchasers. The Partnership intends that the Project will be certified as a "Qualifying Cogeneration Facility" under the provisions of PURPA.

B. The Parties have previously entered into that certain Energy Sales Agreement dated as of August 30, 1996 setting forth their respective rights and obligations in connection with the operation of the Project, and the purchase by Phillips and the sale by the Partnership of Electrical Energy and Steam.

C. The Parties desire to modify the Energy Sales Agreement dated as of August 30, 1996 in certain respects to modify certain of their respective rights and obligations in connection with the operation of the Project, and the purchase by Phillips and the sale by the Partnership of Electrical Energy and Steam.

D. The Parties therefore desire to amend and restate the Energy Sales Agreement dated as of August 30, 1996 in its entirety and to enter into this Agreement, which shall supersede the Energy Sales Agreement dated as of August 30, 1996 in its entirety, effective as of December 16, 1996, to set forth their respective rights and obligations in connection with the operation of the Project, and the purchase by Phillips and the sale by the Partnership of Electrical Energy and Steam.

      NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

1.    DEFINITIONS AND INTERPRETATION

      1.1 DEFINITIONS. Capitalized terms used in this Agreement without other definition shall have the meanings specified in Appendix A to this Agreement, unless the context requires otherwise.

      1.2 CONSTRUCTION OF TERMS. As used in this Agreement, the terms "herein," "herewith" and "hereof" are references to this Agreement, taken as a whole, the term "includes" or "including" shall mean "including, without limitation," and references to a "Section", "subsection", "clause", "Exhibit", "Appendix" or "Schedule" shall mean a Section, subsection, clause, Exhibit, Appendix or Schedule of this Agreement, as the case may be, unless in any such case the context requires otherwise. All references to a given agreement, instrument or other document shall be a reference to that agreement, instrument or other document as modified, amended, supplemented and restated through the date as of which such reference is made, and reference to a law, regulation or ordinance includes any amendment or modification thereof. A reference to a Person includes its successors and permitted assigns. The singular shall include the plural and the masculine shall include the feminine, and vice versa.

      1.3 DRAFTING INTERPRETATIONS. Preparation of this Agreement has been a joint effort of both the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.

      1.4 DOCUMENTS INCLUDED. This Agreement consists of this document and the Exhibits which are listed in the Table of Contents and attached hereto or shall be attached hereto in accordance with the provisions hereof, and which are specifically incorporated herein and made a part hereof by this reference.

      1.5 CONFLICTING PROVISIONS. In the event of any conflict between this document and any Exhibit hereto, the terms and provisions of this Agreement, as amended from time to time, shall control. In the event of any conflict among the Exhibits, the Exhibit of the latest date mutually agreed upon by the Parties shall control.

      1.6 ENTIRE AGREEMENT. This Agreement together with the other Project Agreements set forth the full and complete understanding of the Parties relating to the subject matter of each such Project Agreement as of the Effective Date, and supersede any and all negotiations, other agreements and representations made or dated prior thereto with respect to such subject matter thereof.

2.    PURCHASE AND SALE OF ELECTRICAL ENERGY AND ELECTRICAL CAPACITY

      2.1 EXCLUSIVE SOURCE. Except as provided in Section 2.3.2.1, from and after the Commercial Operation Date and continuing for the remainder of the Term, (a) the Partnership shall sell and deliver to Phillips, and

              Phillips shall purchase and accept from the Partnership, Electrical Energy at the Electrical Energy Point of Delivery, and
              (b) the Partnership shall make available and Phillips shall reserve electrical capacity generated by the Project, all in accordance with the terms and conditions set forth in this Section
              2. Phillips shall not purchase any electrical energy or capacity for HCC from any other source, without the consent of the Partnership, except as set forth in Section 2.8, as contemplated by the Standby Agreement, if Phillips has electrical energy requirements in excess of 90 MW or when the Partnership does not meet its obligations to supply Electrical Energy to Phillips under this Agreement. In addition, Phillips shall not purchase or use any equipment for the sole purpose of generating electrical energy; provided, however, Phillips may purchase or use any equipment to generate electrical energy derived from the optimization of its process unit operations.

      2.2     PURCHASE  AND  SALE  OBLIGATION  FOR  ELECTRICAL   ENERGY  AND
              ELECTRICAL CAPACITY.

              2.2.1 PURCHASE AND SALE OBLIGATION FOR ELECTRICAL ENERGY. The Partnership shall sell and deliver to Phillips, and Phillips shall purchase and accept from the Partnership, at the Electrical Energy Point of Delivery, (a) all of the electrical energy requirements of HCC up to 90 MW which are in excess of any electrical energy permitted to be generated by HCC from time to time from its process unit operations under Section 2.1 above, and (b) at Phillips' option, Electrical Energy in excess of the amount provided under (a) above, up to a total of 90 MW; provided, however, that the Partnership shall deliver up to, but shall not be obligated to deliver more than, the total of Firm Capacity and Interruptible Capacity. Notwithstanding anything to the contrary contained herein, (x) the commitment by Phillips to purchase Electrical Energy is on an HCC requirements basis only, with no minimum amount of Electrical Energy required to be taken by Phillips, and
                      (y) Phillips may at any time purchase any amounts of electrical energy in excess of 90 MW from any third party.

              2.2.2 PURCHASE AND SALE OBLIGATION FOR ELECTRICAL CAPACITY. The Partnership shall make available to Phillips, and Phillips shall reserve from the Partnership, the Firm Capacity and the Interruptible Capacity.

      2.3     ELECTRICAL PAYMENT.

              2.3.1 VARIABLE FUEL PAYMENT AND VARIABLE O&M PAYMENT. During the Initial Term or any Phillips Extension Term, for any Electrical Energy delivered to Phillips by the Partnership for each Billing Period, Phillips shall pay the Variable Fuel Payment and the Variable O&M Payment (a) at the rates set forth in Exhibit A, or (b) if a price adjustment has occurred pursuant to Section 2.8, at the rates specified in the Pricing Notice Response. During any Renewal Term for any Electrical Energy delivered to Phillips by the Partnership, Phillips shall pay for Electrical Energy at the price mutually agreed upon between the Parties.

              2.3.2   ELECTRICAL CAPACITY PAYMENT.

                      2.3.2.1 COMMENCEMENT OF FIRM ELECTRICAL CAPACITY PAYMENTS. Phillips shall pay the Partnership, in accordance with the provisions of Section 5.2, the Electrical Capacity Payment. Thirteen (13) months prior to the anticipated Commercial Operation Date, the Partnership shall notify Phillips of the anticipated Commercial Operation Date. Phillips shall use reasonable efforts to terminate any agreements with HL&P for the supply of electrical energy (other than the Standby Agreement) and to arrange for the Standby Agreement to be effective as of such anticipated Commercial Operation Date. Notwithstanding Section 2.1 and
                      Section 5.2, Firm Electrical Capacity Payments shall begin as of the date Phillips is able to terminate payments under the HL&P agreements in effect immediately prior to the Commercial Operation Date. In any event, the Firm Electrical Capacity Payments shall commence no later than thirty (30) days after the Commercial Operation Date.

                      2.3.2.2 ADJUSTMENTS TO ELECTRICAL CAPACITY PAYMENTS. Phillips shall pay the Electrical Capacity Payments through the Capacity Payment Termination Date; provided, however, that the Electrical Capacity Payment shall be (a) adjusted as provided in a Pricing Notice Response delivered pursuant to Section 2.8.2, or (b) terminated in the event of an HCC Shutdown on the terms described in
                      Section 5.2. During any period when a Force Majeure Event prevents the Partnership from delivering Electrical Energy to Phillips under this Agreement and Phillips is unable to continue to obtain electrical energy under the tariff in effect under the Standby Agreement at the time of the Force Majeure Event, the Partnership shall pay to Phillips the incremental increased demand costs Phillips actually pays under any alternate tariffs as may be applicable in the circumstances over the demand costs otherwise payable by Phillips under the Standby Agreement. If the Partnership fails to make such payments within fifteen (15) days after receipt of an invoice from Phillips together with evidence of payment by Phillips, Phillips may, at its option, offset the amount of the incremental increase in demand payments it actually pays against the Electrical Capacity Payment otherwise due hereunder for such period of time as the Partnership fails to either supply Electrical Energy or reimburse Phillips for its increased demand costs.

              2.3.3 PAYMENT FOR USE OF EXCESS ELECTRICAL ENERGY. If at any time Phillips takes Electrical Energy from the Partnership in excess of the total of 80 MVA plus the number of MVA calculated pursuant to Section 2.4.2 of Interruptible Capacity after integrating (averaging) amounts taken over any hour period, Phillips shall pay the Partnership for the exceeded amount the payment specified in Exhibit A. The Partnership shall notify Phillips promptly after such time as the Partnership determines that the electrical capacity of the Project is fully committed.

      2.4     INTERRUPTIBLE CAPACITY.

              2.4.1 SCHEDULING INTERRUPTIBLE CAPACITY. Phillips shall furnish the Partnership with an annual forecast of its planned daily profile of its electrical requirements not later than December 1st each year for the following calendar year, indicating in such forecast its major planned outages for the year. Phillips may update the annual forecast if any changes in the annual forecast are anticipated. The Partnership shall reserve Interruptible Capacity for the megawatts Phillips indicates it will require in the most recent forecast received by the Partnership at least three (3) days in advance of the effective change in the forecast.

              2.4.2 MVA CALCULATION. Interruptible Electrical Capacity Payments for each Billing Period shall be based upon the greater of the following: (a) the number of MVA, on an integrated (averaged) basis during any one-hour period of maximum use above 80 MVA in a Billing Period; (b) the maximum number of MVA requested by Phillips in such Billing Period in the last timely notice received by the Partnership as specified in Section 2.4.1 above; and (c) five (5) MVA.

      2.5     STANDBY ELECTRICAL AGREEMENT.

              2.5.1 STANDBY AGREEMENT. Prior to the Commercial Operation Date, Phillips shall enter into a Standby Agreement pursuant to which Phillips shall have Contingency Failure Protection with regard to electrical energy. Neither Party shall have any liability under a standby agreement entered into by the other.

              2.5.2 DEMAND PAYMENT ADJUSTMENT. If Phillips takes electrical energy under the terms of the Standby Agreement, solely because the Partnership failed to keep the Project at a 95% Availability Percentage, resulting in an upward pricing adjustment in the demand payments under the Standby Agreement, the Partnership shall reimburse Phillips for the actual incremental amount of increase in such demand payments Phillips is required to pay as a result of the Project's failure to operate at a 95% Availability Percentage within fifteen (15) days after receipt of a copy of an invoice for any such increased amount and evidence of payment of the applicable amount by Phillips.

      2.6     PAYMENT ADJUSTMENT FOR FAILURE TO SUPPLY.

              2.6.1 ENERGY PAYMENT ADJUSTMENT. Notwithstanding any other provision of this Agreement, the Partnership is obligated to supply Phillips with Electrical Energy no more than 95% of the time during any COD Year. If the Project does not have Availability to supply Electrical Energy to Phillips, Phillips shall obtain electrical energy pursuant to the terms of the Standby Agreement, and the Partnership shall not be deemed to be in default hereunder for any failure to supply, even if the Project Availability Percentage is less than 95% in a COD Year. The Partnership shall, however, reimburse Phillips for any actual incremental electrical energy costs to Phillips for any COD Year in which the Project fails to achieve 95% Availability by paying Phillips the amount of the Availability Debit for such COD Year; provided that if any Availability Credits have accrued during the applicable Availability Cycle prior to any COD Year in such Availability Cycle in which the Project fails to achieve 95% Availability, such Availability Credits shall be used to offset the Availability Debit otherwise payable to Phillips.

              2.6.2 REIMBURSEMENT FOR INCREMENTAL COSTS Within thirty (30) days after the end of each COD Year, the Partnership shall determine and advise Phillips of the Availability Percentage of the Project for the preceding year. If the Availability Percentage exceeds 95%, the Partnership shall calculate and record an Availability Credit for such COD Year. If the Availability Percentage is less than 95%, the Partnership shall calculate and pay Phillips the amount of the Availability Debit for such COD Year, after first offsetting the amount of any Availability Credits which may have accrued during the applicable Availability Cycle, but were not used previously as offsets. The Partnership shall pay such amount within forty-five (45) days after the end of the COD Year.

      2.7 ADDITIONAL ELECTRICAL ENERGY. If at any time or from time to time, the Project has capacity in excess of 90 MW which has not been sold to Third-Party Purchasers and Phillips requires Electrical Energy in excess of 90 MW, Phillips may purchase Electrical Energy and electrical capacity on terms and conditions negotiated by the Partnership and Phillips at that time; provided, however, the Partnership shall not have any obligation to make Electrical Energy in excess of 90 MW available to Phillips.

      2.8 OPTION TO ADJUST PURCHASE OF ELECTRICAL ENERGY AND ELECTRICAL CAPACITY. Notwithstanding any other provision of this Agreement, at any time during the Electrical Option Period, Phillips shall have a one time option to adjust its obligation to purchase from the Partnership all or a portion of its requirements for electrical capacity and electrical energy under this Agreement in accordance with the following provisions.

              2.8.1 PRICING NOTICE. At any time during the Electrical Option Period, Phillips may provide the Partnership with a Pricing Notice. Phillips shall deliver a copy of the Electrical Pricing Offer to the Partnership when it delivers the Pricing Notice. Phillips shall not issue more than one Pricing Notice during the Electrical Option Period; provided, however, in the event any Electrical Pricing Offer is withdrawn at any time prior to the issuance of a Pricing Notice Response by the Partnership, Phillips shall have the right to issue another Pricing Notice during the Electrical Option Period.

              2.8.2 RIGHT OF FIRST REFUSAL. The Partnership shall have a right of first refusal to match the terms and conditions required to be specified in an Electrical Pricing Offer for a ninety (90) day period after receipt of the Pricing Notice; provided, however, that the Partnership will be deemed to have matched the pricing in the Electrical Pricing Offer if the Partnership's price for energy and capacity as delivered to Phillips at the point of interconnection to HCC is equal to or less than the "all in" price in the Electrical Pricing Offer for energy and capacity as delivered to Phillips at the point of interconnection at HCC (i.e., including all transmission or transportation charges and other charges in the Electrical Pricing Offer in addition to commodity, demand or reservation charges). The Partnership may exercise such right of first refusal by delivering, within the ninety (90) day response period, a Pricing Notice Response to Phillips setting forth the adjusted pricing. Thereafter, the Partnership shall continue to be the exclusive supplier of all required electrical capacity and energy at HCC on and subject to all of the terms and conditions set forth in this Agreement, except that from and after twenty-four (24) months after the Partnership receives the Pricing Notice, the pricing hereunder shall be adjusted to those terms set forth in the Pricing Notice Response for the remainder of the Initial Term.

              2.8.3 ADJUSTMENT TERMS. If the Partnership either fails to deliver a Pricing Notice Response within the ninety (90) day response period or notifies Phillips that the Partnership will not issue a Pricing Notice Response, Phillips' obligation to purchase (and the Partnership's obligation to supply) electrical capacity and Electrical Energy hereunder for the number of megawatts specified in the Electrical Pricing Offer shall terminate as of twenty-four (24) months after the Partnership receives the Pricing Notice, and the Firm Electrical Capacity Payment shall be reduced as set forth in Exhibit A for each annual megawatt no longer supplied by the Partnership. In such event, if the Partnership remains obligated to supply any Firm Capacity to Phillips, Phillips shall take its requirements for HCC first from the Partnership, and then from the alternate source. Notwithstanding any termination of the obligation to purchase and supply all or a portion of the electrical capacity and Electrical Energy provided for hereunder, all other provisions of this Agreement shall remain in full force and effect, including the obligation to purchase and supply Electrical Energy and electrical capacity not covered by the Pricing Notice, as well as Steam and Steam capacity on the terms described in
                      Section 3.

3.      PURCHASE AND SALE OF STEAM AND STEAM CAPACITY

        3.1 EXCLUSIVE SOURCE. From and after the Commercial Operation Date and continuing for the remainder of the Term, (a) the Partnership shall sell and deliver to Phillips, and Phillips shall purchase and accept from the Partnership, Steam at the Point of Delivery for Steam, and (b) the Partnership shall make available and Phillips shall reserve steam capacity from the Project, all in accordance with the terms and conditions set forth in this Section 3. Phillips shall not purchase any steam or steam capacity for HCC from any other source, without the consent of the Partnership, except to the extent Phillips requires steam in excess of the Maximum Steam Requirement or during any period when the Partnership does not meet its obligations to supply Steam to Phillips under this Agreement, even if due to a Force Majeure Event. In addition, Phillips shall not purchase or use equipment for the sole purpose of generating steam; provided, however, Phillips may purchase or use any equipment to generate steam derived from the optimization of its process unit operations.

        3.2      PURCHASE AND SALE OBLIGATION FOR STEAM AND STEAM CAPACITY.

                 3.2.1 PURCHASE AND SALE OBLIGATION. The Partnership shall sell and deliver to Phillips, and Phillips shall purchase and accept from the Partnership, all the Steam requirements of HCC up to the Maximum Steam Requirement which are in excess of the amount of steam permitted to be generated by HCC from time to time in connection with process unit operations under
                           Section 3.1 above. Notwithstanding the foregoing, except for a Force Majeure Event or HCC Shutdown, the Partnership shall be obligated to deliver, and Phillips shall be obligated to request, take and productively use not less than the Minimum Steam Requirement, nor more than the Maximum Steam Requirement. Notwithstanding anything to the contrary contained herein, (a) the commitment by Phillips to purchase Steam in excess of the Minimum Steam Requirement is on an HCC requirements basis only, with no other minimum amount of Steam required to be taken by Phillips, and (b) Phillips may at any time purchase any amounts of steam in excess of the Maximum Steam Requirement from any third party.

                 3.2.2 PURCHASE AND SALE OBLIGATION FOR STEAM CAPACITY. The Partnership shall make available to Phillips, and Phillips shall reserve from the Partnership, steam capacity sufficient to enable the Partnership to deliver Steam up to the Maximum Steam Requirement.

        3.3 CHARACTERISTICS OF STEAM. The Steam delivered by the Partnership to Phillips at the Point of Delivery for Steam shall conform to the Steam Specifications.

        3.4      STEAM PAYMENT.

                 3.4.1 VARIABLE STEAM PAYMENT. From and after the Commercial Operation Date and continuing for the Initial Term or any Phillips Extension Term, for any Steam delivered to Phillips by the Partnership, for each Billing Period Phillips shall pay the Variable Steam Payment at the rates set forth in Exhibit B attached hereto. During any Renewal Term, for any Steam delivered to Phillips by the Partnership, for each Billing Period Phillips shall pay the Variable Steam Payment mutually negotiated between the Parties.

                 3.4.2 FIXED STEAM O&M PAYMENT. From and after the Commercial Operation Date and continuing for the Initial Term or any Phillips Extension Term, Phillips shall pay the Fixed Steam O&M Payment on a quarterly basis in accordance with the provisions of Section 5.2; provided, however, the Fixed Steam O&M Payment shall be suspended in accordance with Section 5.2 in the event of an HCC Shutdown.

                 3.4.3 FIXED STEAM CAPACITY PAYMENT. From the Commercial Operation Date through the Capacity Payment Termination Date, Phillips shall pay the Partnership the Fixed Steam Capacity Payment on a quarterly basis in accordance with the provisions of Section 5.2; provided, however, the Fixed Steam Capacity Payment shall be suspended in accordance with Section 5.2 in the event of an HCC Shutdown.

        3.5 ADDITIONAL STEAM REQUIREMENT. If at any time after the Commercial Operation Date the Project has steam capacity in excess of the Maximum Steam Requirement, and Phillips requires such additional steam and steam capacity, Phillips may purchase such amounts on terms and conditions negotiated by the Partnership and Phillips at that time; provided, however, the Partnership shall not have any obligation to provide steam in excess of the Maximum Steam Requirement to Phillips.

4.      CONDENSATE RETURN

        4.1 TRANSPORTATION OF STEAM AND CONDENSATE. Phillips shall take delivery of and transport Steam from the Point of Delivery for Steam into the HCC steam distribution system and shall maintain a Steam line and a Condensate line properly supported and insulated as required for the transportation of Steam and Condensate within the HCC steam distribution system. The Partnership shall not be under any obligation to inspect, maintain or repair the HCC steam distribution system.

        4.2 CONDENSATE RETURN. During any Billing Period, Phillips shall return Condensate which meets the Condensate Return Specifications to the Partnership at the Point of Delivery for Condensate, in an amount equal to approximately fifty percent (50%) of the Steam delivered to Phillips. The Partnership shall monitor the Condensate delivered to the Partnership to determine whether the Condensate meets the Condensate Return Specifications. In the event any Condensate returned by Phillips fails to meet the Condensate Return Specifications, the Partnership shall be under no obligation to accept such Condensate.

        4.3 FAILURE TO SUPPLY CONDENSATE. If Phillips fails to return to the Partnership approximately fifty percent (50%) of the Steam delivered to Phillips by the Partnership as Condensate meeting the Condensate Return Specifications, then the Partnership shall, if possible, take and de-mineralize raw water (whether supplied by a third party or is Raw Water supplied by Phillips) in the Partnership's water treatment facility, in amounts sufficient to permit the Partnership to continue to supply Steam and Electrical Energy, to Phillips. The Partnership's sole remedy for Phillips' failure to return to the Partnership approximately fifty percent (50%) of the Steam as Condensate shall be reimbursement (a) for the cost of such additional raw water, and (b) for any additional chemical costs incurred by the Partnership to de-mineralize such raw water.

        4.4 OPERATION OF THE STANDBY BOILERS DUE TO PHILLIPS' FAILURE TO SUPPLY RAW WATER AND CONDENSATE. The provisions of this Section
                 4.4 shall not apply unless Phillips is the sole supplier of raw water to the Project under the Facility Services Agreement. Phillips shall at all times use its Best Commercial Efforts to ensure that the Partnership has sufficient Raw Water to both make Steam and operate the Power Plant at capacity; provided however, Phillips shall have no obligation to provide Raw Water in excess of the maximum amounts required to be supplied under the Facility Services Agreement. If the Partnership must shut down its turbines solely because Phillips has failed to supply sufficient Raw Water in accordance with Phillips' obligations under the Facility Services Agreement and this Agreement, then the Partnership shall use its Best Commercial Efforts to continue to supply Steam sufficient to meet the Steam requirements of HCC by operation of the Standby Boilers; provided, however, Phillips shall pay the Partnership the additional incremental costs for the operation of the Standby Boilers.

        4.5 INTERRUPTION OF WATER SUPPLY. The Partnership shall have storage capacity at the Project Site sufficient to enable it to supply 200,000 lbs of Steam for at least thirty-six (36) hours after an interruption in the supply of raw water. Under any circumstances, if the interruption in the supply of raw water to the Power Plant is of greater duration, Phillips and the Partnership shall attempt to arrange for the Partnership to obtain water from Phillips to enable the Partnership to continue to make and deliver Steam.

5.      BILLING AND PAYMENT

        5.1 MONTHLY BILLING CYCLE FOR STEAM, ELECTRICAL ENERGY AND STANDBY. The Partnership shall read the Metering Devices installed pursuant to Section 8.1 monthly, and shall provide Phillips with an invoice for each Billing Period setting forth the amount of Steam and Electrical Energy delivered to Phillips during such Billing Period and the amount of the Variable Fuel Payment, Variable O&M Payment and Variable Steam Payment to be paid by Phillips pursuant to Sections 2.3.1 and 3.4.1 respectively.

        5.2 QUARTERLY PAYMENT FOR CAPACITY AND FIXED STEAM O&M. Except as otherwise provided pursuant to Section 2.3.2.1, as of the Commercial Operation Date and thereafter on a quarterly basis, which quarters may, at the option of the Partnership, coincide with the date payment is due to any Project Financing Entities, the Partnership shall invoice Phillips and Phillips shall pay one quarter of the annual Fixed Steam O&M Payment, one quarter of the annual Fixed Steam Capacity Payment, one quarter of the annual Firm Electrical Capacity Payment plus all Interruptible Electrical Capacity Payments payable for the applicable quarter, in arrears, for any whole or partial calendar quarter occurring as of or after the Commercial Operation Date. The Fixed Steam O&M Payment shall be payable during the Initial Term or any Phillips Extension Term. The Fixed Steam Capacity Payment and the Electrical Capacity Payment shall be payable from the Commercial Operation Date through the Capacity Payment Termination Date. If the Commercial Operation Date, the Capacity Payment Termination Date or any termination date of this Agreement does not coincide with the last day of a calendar quarter, the first such payment and/or last such payment, as applicable, shall be prorated on a daily basis over a ninety (90) day period. In the event of an HCC Shutdown, notwithstanding any termination of this Agreement pursuant to
                 Section 17.3, the Fixed Steam O&M Payment, Fixed Steam Capacity Payment and the Electrical Capacity Payment shall continue to be payable through the last day of the calendar year in which the HCC Shutdown occurs, but shall terminate thereafter.

        5.3 PAYMENT OF INVOICES. Each invoice issued by the Partnership shall be paid by Phillips by electronic funds transfer or by such other means agreed upon by the Parties as will ensure that the Partnership receives such payment in good funds (a) on or before the last day of the month if Phillips receives the invoice prior to the fifteenth (15th) day of the month, or (b) within fifteen (15) days after receipt of an invoice at any later time in the month. If Phillips disputes the correctness of any statement, information or invoice submitted by the Partnership hereunder, Phillips shall promptly submit to the Partnership a written statement detailing the specific items disputed. If the Parties are unable to reach agreement with respect to a disputed item, such dispute shall be subject to further resolution pursuant to the Dispute Resolution Procedures. Notwithstanding the foregoing, if Phillips disputes the correctness of any statement or invoice submitted by the Partnership hereunder, Phillips shall nevertheless make payment on the basis of the undisputed portion of the statement or invoice within the time period specified for payment hereunder.

        5.4 INTEREST. Amounts not paid by either Party to the other when due under any provisions of this Agreement, including the provisions of this Section 5, shall bear interest at the Delayed Payment Rate from the date such payment is due until and including the date of payment.

6.      OPERATION OF THE PROJECT

        6.1 OPERATION OF THE PROJECT. The Parties acknowledge and agree that the Partnership shall delegate the operation and maintenance of the Power Plant to Calpine, and that Calpine or its Affiliates shall be the operator of the Power Plant for at least a six (6) year period after the Commercial Operation Date; provided, however that Phillips shall not unreasonably withhold its consent to another operator during such period if any Project Financing Entity reasonably requests a change in the operator of the Power Plant. The Partnership may delegate the operation and maintenance of the Power Plant after such six
                 (6) year period only if Phillips consents to another operator, which consent shall not be unreasonably withheld. Phillips shall have the absolute right to prohibit a competitor of Phillips from becoming the operator of the Power Plant. Notwithstanding any delegation, the Partnership shall remain responsible to perform its obligations under this Agreement. At all times after the Commercial Operation Date, the Partnership shall operate and manage the Power Plant and the Operating Easement Improvements, and Phillips shall operate and manage the Development and Construction Easement Improvements, in a manner consistent with Prudent Operating Practices. The Partnership shall keep, or cause to be kept, in full force and effect all Applicable Permits which are necessary for the ownership, operation, maintenance, use and repair of the Power Plant and shall comply with, or cause to be complied with, all Laws which are applicable to the Partnership or the Project.

        6.2 OPERATING AND COMMUNICATION GUIDELINES. Prior to the Commercial Operation Date, the Parties shall develop written mutually agreeable operating and communication procedures to serve as guidelines for the Parties addressing operating and communication aspects of mutual interest, including communication links between the Parties for supplying information on normal operations, interconnections or separation, switching and equipment clearances, levels of operating voltage and power factors, special procedures required during the testing and initial operation of the Project and scheduling considerations related to both planned and emergency outages of the Project and HCC. Such guidelines shall not override provisions of this Agreement.

        6.3 STEAM REDUNDANCY REQUIREMENTS. From and after the Commercial Operation Date and continuing for the remainder of the Term, the Partnership shall provide Phillips with firm standby Steam availability from the Standby Boilers. The Partnership shall operate the Project, including the Standby Boilers, in compliance with the Steam Redundancy Requirements.

        6.4      STANDBY BOILERS OPERATING RIGHTS.

                 6.4.1 EXERCISE OF RIGHTS. The Partnership acknowledges that a reliable supply of Steam is critical to the efficient and safe operation of HCC and agrees that the Project shall be operated in such a manner as to provide a reliable source of Steam to HCC. Phillips shall be entitled to exercise the Standby Boilers Operating Rights during the Term of this Agreement if any of the Partnership, the Project Financing Entities, or any assignee of either (a) fails for any reason to supply Steam in accordance with the terms of this Agreement and the Standby Boilers are capable of operation or (b) decides to no longer supply Steam in breach of its obligations to supply Steam hereunder. If the failure to deliver Steam is the result of clause (a) above, then Phillips shall have the right to immediately exercise the Standby Boilers Operating Rights by sending notice by facsimile to the Partnership at the Power Plant and as provided in
                           Section 21.1, or to such other address as the Partnership may from time to time indicate, and to the Project Financing Entity and any other assignee of which Phillips has received notice, that Phillips has failed to receive Steam and that it intends to promptly exercise the Standby Boilers Operating

                           Rights. If the Partnership is still providing an uninterrupted supply of Steam but decides to no longer supply Steam under clause (b) above, then the Partnership shall immediately notify Phillips in the quickest possible way (in person or telephone), confirmed no later than the next Business Day thereafter in writing, and Phillips shall have the right to exercise the Standby Boilers Operating Rights in advance of the actual cessation of Steam deliveries.

                 6.4.2 PARTNERSHIP COOPERATION. Upon the exercise by Phillips of the Standby Boilers Operating Rights, the Partnership shall use its Best Commercial Efforts to afford Phillips access to the Project and to assist Phillips to obtain control of the operation of the Standby Boilers to the extent necessary to enable Phillips to exercise the Standby Boilers Operating Rights.

                 6.4.3 PARTNERSHIP FUEL GAS. During any period that Phillips exercises the Standby Boilers Operating Rights, the Partnership grants Phillips the right, which shall not be construed as an obligation, to utilize the Partnership's supply of fuel gas to the extent available, as reasonably required by Phillips to operate the Standby Boilers.

                 6.4.4 REMEDIES AND LIABILITIES. The exercise by Phillips of the Standby Boilers Operating Rights shall be in addition to any other remedies available to Phillips hereunder, shall not affect the running of any of the cure periods with respect to an Event of Default, and shall not be deemed an assumption by Phillips of any liability of the Partnership for the period during which Phillips exercises the Standby Boilers Operating Rights. During the exercise of Standby Boilers Operating Rights, Phillips shall operate the Standby Boilers in accordance with Prudent Operating Practices and all Permits and Laws. Phillips shall have no liability to the Partnership for damages to the Standby Boilers during the period Phillips exercises the Standby Boilers Operating Rights unless such damage is caused by the gross negligence or willful misconduct of Phillips or the Permitted Steam Operator(s). In no event shall Phillips' election to exercise the Standby Boilers Operating Rights be deemed to constitute a transfer of title to the Standby Boilers or any of the Partnership's obligations as owner thereof.

                 6.4.5 REIMBURSEMENT FOR COSTS AND EXPENSES. The Partnership agrees to reimburse Phillips for reasonable labor costs and expenses incurred by Phillips in the exercise of the Standby Boilers Operating Rights.

                 6.4.6 CESSATION OF STANDBY BOILER OPERATING RIGHTS. Phillips shall have the right to continue to exercise the Standby Boilers Operating Rights until the earlier to occur of (a) such time as the Partnership, its agent or its assignee assumes operational control of the Standby Boilers and provides Steam to Phillips in accordance with the terms of this Agreement, or
                           (b) Phillips obtains another permanent supply of steam for HCC, but in no event longer than two (2) years.

                 6.4.7 TRAINING. From the Commercial Operation Date and continuing for the remainder of the Term, the Partnership shall annually provide a training class on the operation of the Standby Boilers, at no cost to Phillips, for up to eight Phillips employees or agents as potential Permitted Steam Operators. The Partnership shall not have any obligation to pay labor costs or related expenses for such Phillips employees or agents.

        6.5 PHILLIPS REPRESENTATIVE. Phillips shall appoint an individual as the Phillips Representative; provided, however, that Phillips may at any time in its sole discretion by written notice to the Partnership designate a substitute or replacement Phillips Representative. The Phillips Representative shall not have any authority to amend this Agreement. The Phillips Representative shall receive all reports required hereunder and shall be available during normal business hours for consultations with the Partnership Representative and other Partnership personnel. The Partnership shall be entitled to rely upon any consents, approvals or authorizations provided by the Phillips Representative. No directions or approvals given by any Phillips personnel other than the Phillips Representative shall be binding upon Phillips, except that (a) the Phillips Representative may notify the Partnership in writing of any alternate representative who may act in the absence of the Phillips Representative, and (b) the Phillips Representative, by written notice to the Partnership Representative, may designate named individuals who shall have full power and authority to act on behalf of the Phillips Representative with respect to designated areas of responsibility.

        6.6 THE PARTNERSHIP REPRESENTATIVE. The Partnership shall appoint an individual as the Partnership Representative; provided, however, that the Partnership may at any time in its sole discretion by written notice to Phillips designate a substitute or replacement Partnership Representative. The Partnership Representative shall not have any authority to amend this Agreement. The Partnership Representative shall receive required reports, and shall be available during normal business hours for consultation with the Phillips Representative and other Phillips personnel. Phillips shall be entitled to rely upon any consents, approvals or authorizations provided by the Partnership Representative. No directions or approvals given by any Partnership personnel other than the Partnership Representative shall be binding upon the Partnership, except that (a) the Partnership Representative may notify Phillips in writing of any alternate representative who may act in the absence of the Partnership Representative, and (b) the Partnership Representative, by written notice to the Phillips Representative, may designate named individuals who shall have full power and authority to act on behalf of the Partnership Representative with respect to designated areas of responsibility.

        6.7 OBLIGATION TO PROVIDE AUXILIARY BOILERS. Notwithstanding the provisions of Section 15, in the event the Standby Boilers are no longer capable of operation or cannot supply Steam up to the Maximum Steam Requirement, the Partnership shall within twelve
                 (12) hours after such damage or destruction rent, and advise Phillips that it has rented, auxiliary boilers sufficient to supply Steam up to the Maximum Steam Requirement and that such boilers will be available for operation within seven (7) days. In the event the Partnership fails to rent such auxiliary boilers and notify Phillips as required above, then Phillips shall have the right, on behalf of and at the Partnership's cost and expense, to rent and operate auxiliary boilers sufficient to supply Steam up to the Maximum Steam Requirement. Phillips may offset any such reasonable costs and expenses incurred by it against Fixed Steam O&M and Fixed Steam Capacity Payments due to the Partnership hereunder. The Partnership shall continue to rent auxiliary boilers sufficient to meet the steam requirements of HCC which are not in excess of the Maximum Steam Requirement until the earlier to occur of (a) such time as the Partnership is capable of providing Steam up to the Maximum Steam Requirements of HCC or (b) termination of this Agreement.

7.      MAINTENANCE AND REPAIR OF THE PROJECT

        7.1 THE PARTNERSHIP'S MAINTENANCE OBLIGATIONS. After the Commercial Operation Date, the Partnership shall keep and maintain the Power Plant in good operating condition, consistent with Prudent Operating Practices, and shall make or cause to be made all repairs and equipment overhauls necessary to keep the Power Plant in such condition. The Partnership shall be responsible, at its expense, for the maintenance, repair and replacement of
                 (a) the Development and Construction Easement Improvements through the Commercial

                 Operation Date and (b) the Operating Easement Improvements, and for keeping such improvements in good operating condition, consistent with Prudent Operating Practices. The Partnership shall repair and restore operation of the Easement Improvements for which it has the responsibility to maintain as soon as reasonably practicable after notice of any failure or damage. Except under emergency circumstances, the Partnership shall use its Best Commercial Efforts to schedule any planned maintenance outages for such Easement Improvements during planned outages for HCC; provided, however, the Partnership shall not be forced to accept a maintenance schedule which would conflict with its obligations to Third Party Purchasers, materially increase maintenance costs or cause damage to the Power Plant.

        7.2 PHILLIPS' MAINTENANCE OBLIGATIONS. After the Commercial Operation Date, Phillips shall be responsible, at its expense, for the maintenance, repair and replacement of the Development and Construction Easement Improvements, and for keeping such improvements in good operating condition, consistent with Prudent Operating Practices. Phillips shall repair and restore operation of the Development and Construction Easement Improvements as soon as reasonably practicable after notice of any failure or damage. Except under emergency circumstances, Phillips shall use its Best Commercial Efforts to schedule any planned maintenance outages for the Development and Construction Easement Improvements during planned outages for the Power Plant; provided, however, Phillips shall not be forced to accept a maintenance schedule which would conflict with its obligations to third parties, materially increase maintenance costs or cause damage to HCC. In the event Phillips requires that the Development and Construction Easement Improvements be taken out of service for maintenance, repair or any other reason on an emergency basis, Phillips shall promptly notify the Partnership and shall use its Best Commercial Efforts to minimize any interruption in the delivery of Steam, Condensate or Water while completing such maintenance or repairs. Notwithstanding the foregoing provisions of this
                 Section 7.2, the maintenance costs for the high voltage equipment at HCC substation 1 shall be shared equally between the Parties.

        7.3 SCHEDULED MAINTENANCE FOR THE POWER PLANT AND HCC. No later than December 1st of each year the Parties shall exchange production schedules which identify periods for planned outages of the Power Plant and HCC. The Parties shall use their respective Best Commercial Efforts to work together to maximize efficiencies and minimize downtime for maintenance outages at both the Power Plant and HCC. The Parties shall notify each other by telephone as soon as possible concerning the cause and anticipated duration of any forced outage of their respective facilities. Subject to obligations to third parties, whenever possible, the Parties shall coordinate scheduled maintenance requiring outages of the Power Plant and HCC. Neither Phillips nor the Partnership shall be forced to accept a maintenance schedule which would conflict with its obligations to third parties, materially increase maintenance costs or cause damage to the Power Plant, the Easement Improvements or HCC.

        7.4 INSPECTION AND OBSERVATION RIGHTS. At any time, upon reasonable advance notice and the availability of the Project Site manager or a designee to accompany Phillips, and provided the Partnership has approved the names of the Phillips authorized representatives, Phillips and its authorized representatives shall have the right to enter upon the Project Site and to obtain access to the Power Plant to inspect and observe the operation and condition of the Power Plant. Any inspection by Phillips shall not relieve the Partnership of any of its obligations under the Project Agreements. Pursuant to the terms of the Project Agreements, upon reasonable advance notice, the availability of the HCC Site general manager or a designee to accompany the Partnership, and provided Phillips has approved the names of the Partnership's authorized representatives, the Partnership and its authorized representatives shall have the right to enter upon the HCC Site and to obtain access to the Development and Construction Easement Improvements to inspect and observe the operation and condition of such facilities. Any inspection by the Partnership shall not relieve Phillips of any of its obligations under the Project Agreements.

8.      METERING

        8.1 METERING DEVICES. At the Partnership's expense, the Partnership shall install or cause to be installed the Metering Devices for determining the quantity (and any other parameters deemed appropriate by the Partnership and Phillips) of the Steam and Electrical Energy delivered by the Partnership under this Agreement. All such Metering Devices shall be owned and maintained by the Partnership. Phillips shall provide the Partnership adequate space for those Metering Devices which are to be installed at the HCC Site.

        8.2 PERIODIC INSPECTION. The Partnership shall inspect and test all Metering Devices upon installation thereof. In addition, on an annual basis thereafter or upon the request of Phillips, the Partnership shall inspect and test each Metering Device and shall provide Phillips reasonable advance notice of, and shall permit an authorized representative of Phillips to be present at, any such inspection or test. The cost and expense of any such inspection or test shall be paid by the

                 Partnership. If a Metering Device is found to be defective or inaccurate, it shall promptly be adjusted, calibrated, repaired or replaced by the Partnership at the Partnership's cost and expense. If at any time Phillips desires to independently test the Metering Devices, Phillips shall have the right to test a Metering Device upon reasonable advance notice to the Partnership and upon the availability of the Project Site manager or a designee to accompany Phillips. Phillips shall bear the cost of any such testing if the Metering Device is determined to be accurate within the tolerances indicated in
                 Section 8.3, but the Partnership shall otherwise bear the cost of such testing.

        8.3 RETROACTIVE ADJUSTMENTS. If a Metering Device fails to register, or if the measurement made by a Metering Device is found upon testing to be inaccurate by an amount exceeding plus or minus two percent (2%) of full scale with respect to a Metering Device measuring Steam, or by an amount exceeding plus or minus one half of one percent (.5%) with respect to a Metering Device measuring Electrical Energy, an adjustment shall be made correcting all measurements of Steam and Electrical Energy made by the inaccurate or defective Metering Device during the Adjustment Period. If the Parties are unable to agree on the amount of the adjustment to be applied to the Adjustment Period, the amount of the adjustment shall be determined (a) by correcting the error if the percentage of error is ascertainable by calibration, tests or mathematical calculation, or (b) if not so ascertainable, by estimating on the basis of deliveries under similar conditions during periods when the Metering Device was registering accurately. Upon the determination of the amount of any adjustment, Phillips shall pay to the Partnership any additional amounts then due for deliveries of Steam or Electrical Energy during the Adjustment Period at such time as other payments are due for the Billing Period in which the determination is made, or Phillips shall be entitled to a credit against the next subsequent payments due for deliveries of Steam or Electrical Energy, whichever case is applicable.

        8.4 ACCESS TO METERING DEVICES. Pursuant to the terms of the Project Agreements, upon reasonable advance notice, the availability of the HCC Site general manager or a designee to accompany the Partnership, and provided Phillips has approved the names of the Partnership's authorized representatives, the Partnership and its authorized representatives shall have the right to enter upon the HCC Site and to obtain access to the Metering Devices owned and maintained by the Partnership on the HCC Site to read, inspect, test, repair and remove such Metering Devices.

9.      REVIEW MEETINGS

        After the Commercial Operation Date, unless otherwise mutually agreed by the Parties, the Partnership shall conduct a quarterly Review Meeting with Phillips to discuss information pertinent to the operation or maintenance of the Project or any other matters pertinent to the performance of the Parties under the Project Agreements. Review Meetings shall take place at the Project Site, unless otherwise agreed by the Phillips Representative and the Partnership Representative.

10.     SALES TO THIRD PARTY PURCHASERS

        The Parties acknowledge that the Power Plant is intended to have an aggregate generating capacity in excess of the Firm Capacity and Interruptible Capacity committed to Phillips pursuant to this Agreement. The Partnership shall be entitled at any time, in its sole discretion, to make deliveries and sales of such excess electrical energy and electrical capacity from the Power Plant to HL&P and other Third-Party Purchasers under short-term or long-term arrangements. The Partnership shall have sole responsibility for the marketing and sale of such electrical energy and electrical capacity to HL&P and Third-Party Purchasers. Any sales to Third-Party Purchasers shall be consistent with the Partnership's obligations under this Agreement and shall not adversely affect deliveries of Electrical Energy or Firm Capacity and Interruptible Capacity to Phillips hereunder.

11.     TERM OF AGREEMENT

        11.1 TERM. This Agreement shall be in effect for the Initial Term and any Renewal Term or Phillips Extension Term, unless terminated earlier in accordance with the other provisions of this Agreement.

        11.2 RENEWAL TERM. Three (3) years prior to the end of the Initial Term, the Parties shall meet and negotiate for such terms, conditions and pricing for the renewal of the Project Agreements as may be mutually acceptable to the Parties. If the Parties reach a mutual agreement on the terms, conditions and pricing for extending the Initial Term of the Project Agreements, then the Project Agreements shall be extended on such negotiated terms for a Renewal Term.

        11.3 PHILLIPS EXTENSION TERM. In the event the Parties can not reach mutual agreement under Section 11.2, then Phillips shall have the option, exercisable by delivering a written notice to the Partnership no later than two (2) years prior to the end of the Initial Term, to extend the Initial Term of all of the Project Agreements in effect as of the last day of the Initial Term for the Phillips Extension Term upon the same terms and conditions as are applicable as of the end of the Initial Term, except that the price for Electrical Energy and Steam shall not include the Electrical Capacity Payment or Fixed Steam Capacity Payment. If during the Electrical Option Period Phillips exercised the option to adjust as set forth in Section 2.8, the Partnership shall notify Phillips of any uncommitted electrical energy and electrical capacity up to 90 MW which may become available during the Phillips Extension Term and the Parties may negotiate regarding the price of any such electrical energy and capacity. If Phillips does not elect to extend the Project Agreements for the Phillips Extension Term, the Term of this Agreement shall end upon the expiration or other termination of the Initial Term.

12.     INSURANCE

        12.1 INSURANCE COVERAGES. From after the earlier of Financial Closing or the Equity Commitment Date, the Partnership shall, at all times during the Term of this Agreement or any other Project Agreement, provide and maintain the types and amounts of insurance as set forth in this Section 12. In the event any insurance (including the limits thereof) hereby required to be maintained is not reasonably available or obtainable on a commercially reasonable basis in the commercial insurance market, the Partnership may request Phillips to agree that such requirements be reduced or eliminated for a specified period, and Phillips shall not unreasonably withhold its agreement to waive such requirements for the specified period. The Partnership shall procure at its own expense, and shall maintain in full force and effect during the Term of this Agreement or any other Project Agreement (or as otherwise provided in this Section 12) with insurance carriers (with the exception of captive insurance companies used as provided in
                 Section 12.8) having an A.M. Best rating of B++VII or better or of recognized responsibility satisfactory to Phillips, the types and amount of insurance and with limits and coverages no less than those set forth below.

                 12.1.1 WORKERS' COMPENSATION INSURANCE. Workers' Compensation insurance as required by state laws, and Employer's Liability (including Occupational Disease) coverage with limits of One Million Dollars ($1,000,000).

                 12.1.2 COMMERCIAL GENERAL LIABILITY INSURANCE. Commercial General Liability insurance with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence. Such coverage shall include Premises/Operations, Broad Form Property Damage and Personal Injury, Products-Completed Operations, Explosion, Collapse and Underground Hazards coverage, Broad Form Contractual Liability and Independent Contractors Liability.

                 12.1.3 AUTOMOBILE LIABILITY INSURANCE. Automobile Liability Insurance including coverage for owned, non-owned and hired automobiles with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence.

                 12.1.4 EXCESS/UMBRELLA LIABILITY INSURANCE. Excess/Umbrella Liability insurance covering claims in excess of the underlying insurance described in Sections 12.1.1 through 12.1.3, with a combined single limit of Twenty-Nine Million Dollars ($29,000,000) per occurrence.

The amounts of insurance required in Sections 12.1.1 through 12.1.4 may be satisfied by purchasing coverage in the amounts specified or by any combination thereof, so long as such insurance meets the requirements specified herein.

        12.2     ENDORSEMENTS. All policies of insurance described in Sections
                 12.1.1 through 12.1.4 to be maintained by the Partnership shall be written or endorsed as follows:

                 12.2.1 WAIVER OF SUBROGATION. With respect to Workers' Compensation/Employer's Liability Insurance, to provide that the insurer (a) shall waive for the benefit of Phillips (i) all rights of subrogation against Phillips, its Affiliates, co-venturers, or their directors, officers, employees or agents, for payment under such policies, (ii) any right of set-off and counterclaim, and (iii) any other right to deduction whether by attachment or otherwise by any Person to or for whom the insurer pays monies or other benefits, and (b) in the event and to the extent that the Parties agree that such provisions are available on commercially reasonable terms, shall assign and relinquish to Phillips such rights of recovery, including any rights of liens;

                 12.2.2 SEVERABILITY. To provide a severability of interest of the cross liability clause;

                 12.2.3 PRIMARY COVERAGE. That the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by Phillips; and

                 12.2.4 ADDITIONAL INSURED. With the exception of the insurance required under Section 12.1.1, to name Phillips, its Affiliates and co-ventures at HCC, and their directors, officers, employees and agents, as additional insureds with respect to any injury or damage arising from any work or services performed by the Partnership, its Affiliates, their contractors or agents under the Project Agreements or the presence of the Partnership, its Affiliates, their contractors or agents, on Phillips' premises.

        12.3     ALL-RISK PROPERTY INSURANCE.

                 12.3.1 BUILDER'S ALL-RISK INSURANCE AND ALL-RISK PROPERTY AND BOILER AND MACHINERY INSURANCE. The Partnership shall procure and maintain at its own expense (a) Builder's All-Risk Insurance covering physical loss or damage to the Project and its assets (without an exclusion for resultant damage from defective materials and parts and with limits not less than the full replacement value of the Project, including all assets on or off the Project Site or in transit) and
                           (b) effective upon the Commercial Operation Date, All-Risk Property and Boiler and Machinery insurance covering physical loss or damage during the operation of the Project. The All-Risk Property and Boiler and Machinery insurance shall not contain an exclusion for resultant damage from defective materials and parts. Such insurance shall have limits not less than the Estimated Maximum Loss of the Project and shall include coverage for Three Million Dollars ($3,000,000) for extra expense which would be incurred by the Partnership in supplying an alternate source of steam to Phillips in the event such steam was not available from the Project.

                 12.3.2    WAIVER OF SUBROGATION. The insurance required in this
                           Section 12.3 shall be (a) written or endorsed to provide for a waiver of subrogation for the benefit of Phillips, its Affiliates or co-venturers at HCC, and their directors, officers, employees and agents, and (b) provided by insurance carriers with an A.M. Best rating of B++VII or shall be of recognized responsibility satisfactory to Phillips.

        12.4 CONTRACTORS AND SUBCONTRACTORS. The Partnership shall at all times during the Term of this Agreement or any other Project Agreement, cause every contractor or subcontractor employed by the Partnership to carry insurance of types and amounts necessary to cover risks inherent in the work or services being performed by such contractors or subcontractors. Coverages for completed operations under the Commercial General Liability insurance provided by the prime general contractor and its subcontractors during the construction of the Project shall remain in effect for a period of at least two (2) years following the Commercial Operation Date. Alternatively, the Partnership may arrange any or all insurance policies on behalf of the contractors and subcontractors. When requested by Phillips, the Partnership shall furnish Phillips with certificates of insurance evidencing coverage for each contractor and subcontractor.

        12.5 PHILLIPS INSURANCE COVERAGES. At all times during the Term of this Agreement or any other Project Agreement, Phillips, its Affiliates and co-venturers, and insurers shall waive (a) any right of recovery which Phillips or the insurer may have or acquire against the Partnership, its Affiliates, or their directors, officers, employees or agents, for payment under those policies or coverages set forth below and (b) any right of subrogation which Phillips or the insurers may have or acquire for payments to any Person who asserts a claim against the Partnership, its Affiliates, or their directors, officers, employees or agents, by any Person to or for whom the insurer pays monies or other benefits:

                 12.5.1 WORKERS' COMPENSATION INSURANCE. Workers' Compensation Insurance as required by state law and Employer's Liability Insurance (including Occupational Disease) coverage with limits of One Million Dollars ($1,000,000).

                 12.5.2 COMMERCIAL GENERAL LIABILITY INSURANCE. Commercial General Liability Insurance with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence. Such coverage shall include Premises/Operations, Broad Form Property Damage and Personal Injury, Products-Completed Operations, Explosion, Collapse and Underground Hazards coverage, Broad Form Contractual Liability and Independent Contractors Liability.

                 12.5.3 AUTOMOBILE LIABILITY INSURANCE. Automobile Liability insurance, including coverage for owned, non-owned and hired automobiles with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence.

                 12.5.4 EXCESS/UMBRELLA LIABILITY INSURANCE. Excess/Umbrella Liability insurance covering claims in excess of the underlying insurance described in Sections 12.5.1 through 12.5.3 with a combined single limit of Twenty-Nine Million Dollars ($29,000,000) per occurrence.

                 12.5.5 PROPERTY INSURANCE. All-Risk Property Insurance which shall cover assets at HCC in an amount of not less than Two Hundred Million Dollars ($200,000,000).

        Phillips shall have the right to self-insure any or part of the coverage shown in this Section 12.5. In the event the long term senior unsecured debt securities of Phillips fall below both BBB- by Standard & Poor's Corporation and Baa3 by Moody's Investors Service, Phillips will procure insurance in excess of One Million Dollars ($1,000,000) up to Phillips' insurance captive's then full retentions from insurers not affiliated with Phillips which have a Best rating of no less than A-10.

        12.6 EVIDENCE OF INSURANCE. Prior to the initiation or performance of any work or services under the Project Agreements, the Partnership and Phillips shall furnish to each other certificates of insurance from each insurance carrier showing that the above required insurance and endorsements are in full force and effect, the amount of the carrier's liability thereunder, and further providing that the insurance will not be canceled, materially changed or not renewed until the expiration of at least thirty (30) days (or ten (10) days in the case of cancellation due to non-payment of premiums) after written notice of such cancellation, material change or nonrenewal has been received by Phillips or the Partnership, respectively; provided, however, that in the event and to the extent that Phillips, in its sole discretion, shall self-insure any such coverages, Phillips shall provide to the Partnership written notice of such self-insurance.

        12.7 DISCLAIMER. The insurance requirements set out in this Section 12 are not a representation that the coverage and limits provided thereby are sufficient to protect the interest of the Partnership or Phillips and shall not be deemed as a limitation on the Partnership's or Phillips' liability.

        12.8     PLACEMENT OF INSURANCE COVERAGE WITH CAPTIVE.

                 12.8.1 PHILLIPS' CAPTIVE INSURER. Phillips shall have the right to use its wholly-owned captive insurance company to insure or reinsure part of all of the coverage shown in Section 12.5. Such captive insurance company shall maintain capital and surplus of at least One Hundred Million Dollars ($100,000,000) throughout the period during which the captive insurance company shall provide coverage to Phillips. Audited annual reports for the captive insurance companies shall be provided at the request of the Parties or of a Project Financing Entity each year.

                 12.8.2 THE PARTNERSHIP'S CAPTIVE INSURER. The Partnership shall have the right to use its wholly-owned captive insurance company, if any, to insure or reinsure part of all of the coverage shown in Section 12.1. Such captive insurance company shall maintain capital and surplus of at least One Hundred Million Dollars ($100,000,000) throughout the period during which the captive insurance company shall provide coverage to the Partnership. Audited annual reports for the captive insurance companies shall be provided at the request of the Parties or of a Project Financing Entity each year.

13.     INDEMNIFICATION

        13.1 RELEASE AND INDEMNIFICATION BY THE PARTNERSHIP. Subject to the limitation set forth in Section 13.4, the Partnership shall release, indemnify, defend and hold Phillips, its Affiliates, and each of their employees, directors and agents, harmless from and against any and all damages, liabilities, expenses and costs (including court costs and reasonable attorneys' fees) as a result of any claims, demands, suits, causes of action, proceedings or judgments for (a) any damage to or loss of property (including the Project) of the Partnership, its Affiliates, or any of the Partnership's partners (excluding Phillips if it is a partner) or (b) any personal injury or death to any of the employees, contractors, agents or Invitees of the Partnership, its Affiliates, or any of the Partnership's partners (excluding Phillips if it is a Partner); provided, however, that such indemnity and release shall not apply to any damage to land or water which is the subject of the environmental indemnity provisions in the Ground Lease and Easement Agreement.

        13.2 RELEASE AND INDEMNIFICATION BY PHILLIPS. Subject to the limitation set forth in Section 13.4, Phillips shall release, indemnify, defend and hold the Partnership, its Affiliates, any of the Partnership's partners and each of their employees, directors and agents harmless from and against any and all damages, liabilities, expenses and costs (including court costs and reasonable attorneys' fees) as a result of any claims, demands, suits, causes of action, proceedings or judgments for
                 (a) any damage to or loss of property (including HCC) of Phillips or its Affiliates or (b) of any personal injury or death to any of the employees, contractors, agents or Invitees of Phillips or its Affiliates; provided, however, that such indemnity and release shall not apply to any damage to land or water which is the subject of the environmental indemnity provisions in the Ground Lease and Easement Agreement.

        13.3 COMPREHENSIVE CONSTRUCTION AND APPLICATION. THE PARTIES HEREBY EXPRESS THEIR INTENT THAT THE RELEASES OF LIABILITY AND INDEMNITIES CONTAINED IN SECTIONS 13.1 AND 13.2 ABOVE BE LIBERALLY CONSTRUED. SUCH RELEASES OF LIABILITY AND INDEMNITIES SHALL APPLY TO ANY LOSS, DAMAGE, DEFECT, PERSONAL INJURY OR
                 DEATH:

                 (A) WHICH ARISES FROM THE PERFORMANCE OF THE PROJECT AGREEMENTS; AND

                 (B) WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF, INCLUDING, WITHOUT LIMITATION, UNSEAWORTHINESS, STRICT LIABILITY, BREACH OF WARRANTY (EXPRESS OR

                      IMPLIED), IMPERFECTION OF MATERIALS, CONDITION OF ANY PREMISES OR TRANSPORT TO OR FROM SUCH PREMISES, OR THE NEGLIGENCE OF THE INDEMNITEE (OR RELEASED PARTY) OR ITS EMPLOYEES, AGENTS AND INVITEES, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE; AND

                 (C) WHETHER THE CLAIM THEREFOR IS BASED ON COMMON LAW, CIVIL LAW, MARITIME LAW, STATUTE OR CONTRACTUAL OBLIGATION BETWEEN THE INDEMNITEE AND A THIRD PARTY.

        13.4 LIMITATION ON INDEMNITIES. Notwithstanding anything to the contrary contained herein, it is expressly agreed that liability under the indemnities and releases contained in
                 Section 13.1 and 13.2 (including the obligation for attorneys' fees and costs of defense) arising out of any single occurrence which directly or indirectly results in coverage relating to personal injury to or death of employees, agents, contractors, their respective employees or Invitees, shall be limited to Seven Million Five Hundred Thousand Dollars ($7,500,000). If in the course of defense by either Party or any claims subject to this Section 13.4, a Party believes its potential liability under the indemnities set forth in Section 13.1 or 13.2, as applicable, is likely to exceed the Seven Million Five Hundred Thousand Dollar ($7,500,000) limitation, said Party shall have the option of notifying the other Party that it will unconditionally agree to pay the other Party the first Seven Million Five Hundred Thousand Dollars ($7,500,000) of damages, liabilities, expenses and costs (including but not limited to court costs and attorneys' fees). The notifying Party shall transfer the defense of all pending suits and claims subject to this Section 13.4 to the other Party, and will cooperate in arranging for an orderly transition in responsibility for handling such suits and claims. The other Party shall, at its option, be entitled to require that the notifying Party provide security in a form satisfactory to the other Party to guarantee payment of the Seven Million Five Hundred Thousand Dollars ($7,500,000) less any amount of damages, liabilities, expenses and costs already incurred by the notifying Party (all of which will be credited against this Seven Million Five Hundred Thousand Dollar ($7,500,000) maximum payment under the indemnities and releases contained in Sections 13.1 and 13.2). To the extent any amount of damages, liabilities, expenses and costs exceed the limitation set forth in this Section 13.4, the Parties shall rely upon such rights and remedies as they may have at law or in equity.

        13.5 PROPERTY DAMAGE EXCLUSION. Notwithstanding the provisions of Sections 13.1 and 13.2, each Party shall be liable to the extent of its negligence for damage to the property of the other Party or its Affiliates for the first One Hundred Thousand Dollars ($100,000) per occurrence.

        13.6 MUTUAL INDEMNIFICATION FOR BREACH OF REPRESENTATIONS; FINES AND PENALTIES.

                 13.6.1 PARTNERSHIP INDEMNIFICATION. The Partnership shall indemnify, defend and hold Phillips, its Affiliates, and each of their employees, directors and agents, harmless from and against any and all (i) damages, liabilities, expenses and costs (including court costs and reasonable attorneys' fees) as a result of any claims, demands, suits, causes of action, proceedings or judgments arising as a result of the breach of any of the representations and warranties made by the Partnership herein, or (ii) any and all fines or penalties (criminal or civil) or other liabilities, expenses and costs (including court costs and reasonable attorneys' fees) incurred or paid as a result of any claims, demands, suits, causes of action, proceedings or judgments made or asserted by any Person against Phillips, its Affiliates, or any of their employees, directors or agents, for failure of the Partnership to comply with any applicable Law or Permit related to the performance of the obligations of the Partnership, its Affiliates, or their employees, contractors or agents, under the Project Agreements or arising out of or otherwise related to the operation of the Project; provided, however, that such indemnity shall not apply to the extent that such fine, penalty or other liability, expense or cost results from any environmental matter which is the subject of the environmental indemnity provisions in the Ground Lease and Easement Agreement.

                 13.6.2 PHILLIPS INDEMNIFICATION. Phillips shall indemnify, defend and hold the Partnership, its Affiliates, and each of their employees, directors and agents, harmless from and against any and all (i) damages, liabilities, expenses and costs (including court costs and reasonable attorneys' fees) as a result of any claims, demands, suits, causes of action, proceedings or judgments arising as a result of the breach of any of the representations and warranties made by Phillips herein, or (ii) any and all fines or penalties (criminal or civil) or other liabilities, expenses and costs (including court costs and reasonable attorneys' fees) incurred or paid as a result of any claims, demands, suits, causes of action, proceedings or judgments made or asserted by any Person against the Partnership, its Affiliates, or any of their employees, directors or agents, for failure of Phillips to comply with any applicable Law or Permit related to the performance of the obligations of Phillips, its Affiliates, or their employees or agents, under the Project Agreements or arising out of or otherwise related to the operation of HCC; provided, however, that such indemnity shall not apply to the extent that such fine, penalty or other liability, expense or cost results from any environmental matter which is the subject oF environmental indemnity provisions in the Ground Lease and Easement Agreement.

        13.7 EXCLUSIONS FROM RELEASES AND INDEMNITIES. Notwithstanding anything to the contrary contained herein, the releases of liabilities and indemnifications contained in Sections 13.1,
                 13.2 and 13.6 above and Section 2.7.3 of the Ground Lease and Easement Agreement shall not apply to awards or assessment of punitive damages and may not be relied upon by a Party to the extent that any claim or liability was caused by the willful misconduct of such Party.

        13.8 NOTICE OF LEGAL DEFENSE. After receipt of notice of the commencement of any legal action or claim against a Party as to which the indemnities in this Section 13 may apply, the indemnified Party shall provide reasonably prompt written notice to the indemnifying Party; provided, however, that the failure of the indemnified Party to provide such reasonably prompt notice shall not relieve the indemnifying Party of any obligations under this Section 13, but shall only reduce the liability of the indemnifying Party by the amount of damages attributable to the failure of the indemnified Party to give such reasonably prompt notice. After receipt of such notice, the indemnifying Party may, or if so requested by such indemnified Party shall, assume the defense of such claim or legal action without any reservation of rights and with counsel reasonably satisfactory to the indemnified Party. The indemnifying Party shall control the settlement of all claims over which it has assumed defense; provided, however, that the indemnifying Party shall not conclude any settlement which requires any action or forbearance from action by the indemnified Party or any of its Affiliates without the prior written approval of the indemnified Party. In connection with any such legal action or claim, when requested the indemnified Party shall provide reasonable assistance, at the indemnifying Party's expense, to the indemnifying Party. In all cases the indemnified Party shall have the right to participate in and be represented by counsel of its own choice and at its own expense in any such legal action or claim.

        13.9 APPLICATION OF INDEMNITIES. Except as specifically provided in Sections 13.1, 13.2 and 13.6 above, the indemnities and releases provided in this Section 13 shall be in addition to and not in derogation or substitution of the releases or indemnifications provided elsewhere in the Project Agreements.

        13.10 SURVIVAL. The provisions of this Section 13 shall survive the termination or expiration of the Project Agreements.

14.     LIABILITY; NO DEDICATION

        14.1     THIRD PARTIES. Except as otherwise expressly provided in
                 Section 13, nothing in this Agreement shall be construed to create any duty to, standard of care with respect to, or any liability to, any Person who is not a party to this Agreement.

        14.2 NO DEDICATION. No undertaking by either Party under any provision of this Agreement shall constitute the dedication of that Party's electrical or transmission system, equipment or facilities, or any portion thereof, to the other Party or to the public, or affect the status of Phillips or of the Partnership as an independent private entity and not a public utility.

        14.3 NO PARTNERSHIP. Nothing contained in this Agreement shall be construed to create as between Phillips and the Partnership an association, trust, partnership, joint venture, association taxable as a corporation or other entity for the conduct of any business for profit, or impose a trust or partnership duty, obligation or liability or agency relationship on, or with regard to, either Party. Each Party shall be individually and severally liable for its own obligations under this Agreement.

        14.4 NO CONSEQUENTIAL DAMAGES. The Parties agree that it is the intent that notwithstanding anything to the contrary contained in Section 14.5, neither Phillips nor the Partnership, nor their respective officers, directors, partners, shareholders, agents, employees, contractors or Affiliates, shall be liable to the other Party or to its Affiliates, officers, directors, shareholders, partners, agents, employees, successors or assigns, for claims for incidental, special, indirect, punitive or consequential damages of any nature connected with or resulting from performance or non-performance of this Agreement, including claims in the nature of lost revenue, income or profits, irrespective of whether such claims are based upon negligence, strict liability, contract, operation of law or otherwise; provided, however, nothing in the foregoing shall limit the obligation of a party to indemnify the other party (the "Indemnitee") with respect to claims against the Indemnitee under indemnities of the Indemnitee in favor of its lenders and contractors to the extent such claims are otherwise within the terms of Section 13.1 or Section 13.2 (as applicable) hereof. Notwithstanding the foregoing, it is specifically intended by the Parties that, subject to the duty to mitigate, direct damages incurred as a result of a breach of the Project Agreements, including payments, costs and expenses required under the Project Agreements are not to be construed as consequential damages or otherwise restricted hereunder.

        14.5 INTENT. Except in cases of willful misconduct, the Parties intend that the waivers and disclaimers of liability, releases from liability, limitations and apportionments of liability, and remedy provisions expressed throughout this Agreement shall apply even in the event of the fault, negligence (in whole or in part), strict liability or breach of contract of the Party released or whose liability is waived, disclaimed, limited, apportioned or fixed by such remedy provision, and shall extend to such Party's Affiliates and to its and their partners, shareholders, directors, officers, employees, contractors and agents. The Parties also intend and agree that such provisions shall continue in full force and effect notwithstanding the termination, suspension, cancellation or rescission of this Agreement, or of any other agreement entered into pursuant hereto.

15.     FORCE MAJEURE

        15.1 EXCUSED PERFORMANCE. Each Party shall be excused from performance hereunder and shall not be considered to be in default or be liable in damages or otherwise with respect to any obligation hereunder, except the obligation to pay money in a timely manner for liabilities actually incurred, if and to the extent that its failure of, or delay in, performance is due to a Force Majeure Event; provided, that:

                      (a) Such Party gives the other Party written notice describing the particulars of the Force Majeure Event, including the expected duration, as soon as is reasonably practicable, but in no event later than ten (10) days after the occurrence of such event;

                      (b) The suspension of performance is of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event;

                      (c) The Party affected by the Force Majeure Event uses its Best Commercial Efforts to mitigate the effects thereof;

                      (d) No obligations of the Party which arose before the occurrence causing the suspension of performance are excused as a result of the occurrence; and

                      (e) When the Party is able to resume performance of its obligations under this Agreement, such Party shall give the other

                      Party written notice to that effect and shall promptly resume performance hereunder.

        15.2 BURDEN OF PROOF. If the Parties are unable in good faith to agree that a Force Majeure Event has occurred, the Parties shall submit the dispute for resolution in accordance with the Dispute Resolution Procedures, and the Party claiming a Force Majeure Event shall have the burden of proof as to whether such Force Majeure Event has occurred.

        15.3     TERMINATION FOR FORCE MAJEURE.

                 15.3.1    RIGHT TO TERMINATE.

                           (a) Either Party may terminate this Agreement with respect to the purchase and sale of Electrical Energy upon thirty (30) days written notice if, following the Commercial Operation Date, a Force Majeure Event (other than as set forth in Section 15.3.2) hereunder prevents either Party from substantial performance of its obligations hereunder with respect to the purchase and sale of Electrical Energy for a continuous period of one (1) year.

                           (b) Either Party may terminate this Agreement with respect to the purchase and sale of Steam upon thirty
                           (30) days written notice if, following the Commercial Operation Date, a Force Majeure Event (other than as set forth in Section 15.3.2) hereunder prevents either Party from substantial performance of its obligations hereunder with respect to the purchase and sale of Steam for a continuous period of one (1) year.

                 15.3.2 DESTRUCTION OR SUBSTANTIAL DAMAGE TO THE POWER PLANT OR HCC AS THE FORCE MAJEURE EVENT. If destruction or substantial damage to the Power Plant or HCC is a Force Majeure Event hereunder, and a Party is prevented from substantially performing its obligations hereunder for a continuous period of two
                           (2) years, then either Party may terminate this Agreement upon thirty (30) days written notice; provided, however, if the Partnership does not complete the rebuilding of the Power Plant as required pursuant to Section 17.4 and elects to terminate this Agreement pursuant to this Section 15.3.2, then the Partnership shall pay to Phillips the Termination Fee, if applicable, pursuant to
                           Section 17.4.

                 15.3.3 MITIGATION PLAN. Notwithstanding the foregoing, this Agreement shall not be terminated as set forth above if the Party prevented from performing its obligations is unable, despite the use of its Best Commercial Efforts, to overcome the effects of such Force Majeure Event during such one (1) or two (2) year period, as the case may be, but nonetheless has demonstrated to the reasonable satisfaction of the other Party that (a) it is pursuing a plan approved by the other Party to overcome the effects of the Force Majeure Event and resume performance of its obligations hereunder, (b) it is diligently applying its Best Commercial Efforts to overcome the effects of the Force Majeure Event, and (c) the Force Majeure Event can be overcome within a reasonable time after the expiration of either the one (1) or two (2) year period, as the case may be.

16.     EVENTS OF DEFAULT

        16.1 DEFINITION. An Event of Default under this Agreement shall be deemed to exist with respect to a Party upon the occurrence of any one or more of the following events:

                      (a) Failure by a Party hereunder to make payment of any amount due to the other Party under this Agreement, which failure continues for a period of ten (10) days after receipt of written notice of such nonpayment, unless such amount is in dispute, in which case the Dispute Resolution Procedures shall apply;

                      (b) Failure by a Party hereunder to perform fully any other material obligation under this Agreement, if such Party does not cure such failure within sixty (60) days of the date of receipt of a notice from the other Party demanding such cure (or within such longer period of time, as is reasonably necessary to accomplish such cure, if it cannot be reasonably accomplished within such sixty (60) day period and such Party diligently commences such cure in such period and continues such cure to completion);

                      (c) Failure by a Party hereunder to comply with the terms of any final decision or order issued pursuant to the Dispute Resolution Procedures, if such Party does not cure such failure within sixty (60) days of the date of receipt of a notice from the other Party demanding such cure (or within such longer period of time, as is reasonably necessary to accomplish such cure, if it cannot be reasonably accomplished within such sixty (60) day period and such Party diligently commences such cure in such period and continues such cure to completion);

                      (d) If by order of a court of competent jurisdiction, a receiver or liquidator or trustee of a Party or of any of the property of a Party shall be appointed, and such receiver or liquidator or trustee shall not have been discharged within a period of sixty (60) days; or if by decree of such a court, a Party shall be adjudicated bankrupt or insolvent or any substantial part of the property of such Party shall have been sequestered, and such decree shall have continued undischarged and unstayed for a period of sixty (60) days after the entry thereof; of if a petition to declare bankruptcy or to reorganize a Party pursuant to any of the provisions of the federal Bankruptcy Code, as it now exists or as it may hereafter be amended, or pursuant to any other similar state statute applicable to such Party, as now or hereafter in effect, shall be filed against such Party and shall not be dismissed within sixty (60) days after such filing;

                      (e) If a Party shall file a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law; or, without limitation of the generality of the foregoing, if a Party shall file a petition or answer or consent seeking relief or assisting in seeking relief in a proceeding under any of the provisions of the federal Bankruptcy Code, as it now exists or as it may hereafter be amended, or pursuant to any other similar state statute applicable to such Party, as now or hereafter in effect, or an answer admitting the material allegations of a petition filed against it in such a proceeding; or if a Party shall make an assignment for the benefit of its creditors; or if a Party shall admit in writing its inability to pay its debts generally as they become due; or if a Party shall consent to the appointment of a receiver or receivers, or trustee or trustees, or liquidator or liquidators of it or of all or any part of its property; or

                      (f) If (i) Calpine shall directly or indirectly cease to retain at least fifty percent (50%) of all general partner interests in the Partnership, (ii) Calpine shall directly or indirectly cease to retain at least twenty-five percent (25%) of the overall ownership interests in the Partnership, or (iii) the Partnership ceases to own one hundred percent (100%) of the Project, in each case without Phillips' consent, which consent shall not be unreasonably withheld; provided, however, any foreclosure by, or transfer in lieu of foreclosure to, any Project Financing Entities may occur without Phillips' consent and shall not constitute an Event of Default hereunder.

        16.2     REMEDIES FOR DEFAULT. Subject to the provisions of Sections
                 14.4 and 14.5, upon the occurrence and during the continuation of an Event of Default, the Party not in default shall have the right to (a) terminate this Agreement with respect to either the purchase and sale of Steam or

                 Electrical Energy upon five (5) days written notice to the other Party, or (b) terminate this Agreement in its entirety upon five (5) days written notice to the other Party (which notice may be given prior to the expiration of the cure periods set forth in Section 16.1), in addition to the right to pursue any remedy under this Agreement, or now or hereafter existing under applicable Law or in equity; provided, however, that in the case of an Event of Default with respect to the Partnership, Phillips shall provide the Project Financing Entities (a) with notice of such Event of Default and (b) the opportunity to exercise the cure rights and such other rights, remedies, acknowledgments, waivers and consents as may be agreed to by Phillips in a Consent and Agreement in accordance with the terms thereof.

        16.3 REMEDIES NOT EXCLUSIVE. Except as otherwise expressly provided to the contrary in the Project Agreements regarding the Development Phase, the rights and remedies herein provided in case of an Event of Default shall not be exclusive but shall, to the extent permitted by Law, be cumulative and in addition to all other rights and remedies existing at Law, in equity or otherwise, except those rights and remedies which have been waived or relinquished hereunder by the Parties pursuant to the provisions of Sections 14.4 and 14.5. No delay or omission of a Party to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of such default or an acquiescence therein. Every right and remedy given by this Agreement or by Law to a Party may be exercised from time to time, and as often as may be deemed expedient, by such Party.

17.     TERMINATION

        17.1 TERMINATION DURING THE DEVELOPMENT PHASE. This Agreement shall terminate in the event that either Party terminates the Project Agreements during the Development Phase in accordance with
                 Section 4 of the Development and Construction Agreement.

        17.2 TERMINATION FOR FAILURE TO ACHIEVE COMMERCIAL OPERATION. Phillips shall have the right to terminate this Agreement upon ten (10) days written notice of the Partnership in the event the Commercial Operation Date has not occurred on or before July 12, 2000, unless the Commercial Operation Date does not occur on such date due to Phillips being in an Event of Default or as a result of a Force Majeure Event, in which case the termination date for such failure to achieve the Commercial Operation Date shall be extended by one day for each day of such Event of Default or such Force Majeure Event, as the case may be, but shall not be extended for more than three hundred sixty-five (365) days due solely to Force Majeure Events.

        17.3 TERMINATION FOR HCC SHUTDOWN. In the event of an HCC Shutdown, either Party may terminate this Agreement upon thirty (30) days written notice to the other Party; provided, however, the Partnership shall continue to supply the residual electrical energy requirements of HCC, if any, at the prices set forth in this Agreement for the Variable Fuel Payment and Variable O&M Payment, and the Electrical Capacity Payment shall be reduced on a pro rata basis to the amount of electrical capacity being reserved. Notwithstanding any such termination, the Fixed Steam O&M Payment, the Fixed Steam Capacity Payment and the Electrical Capacity Payment shall continue through the end of the calendar year in which the HCC Shutdown occurs.

        17.4 RIGHT TO TERMINATE FOR DESTRUCTION OR SUBSTANTIAL DAMAGE TO THE POWER Plant. Notwithstanding anything to the contrary contained herein, in the event the Power Plant is destroyed or substantially damaged, then the Partnership shall be obligated to rebuild the Power Plant as soon as possible thereafter such that the Partnership shall be able to deliver Electrical Energy and Steam to Phillips hereunder; provided, however, the Partnership at its option, exercisable by written notice to Phillips at any time within one hundred eighty (180) days after the date of such damage or substantial destruction, may elect not to rebuild the Power Plant and to terminate this Agreement by paying to Phillips within fifteen (15) days after receipt forty percent (40%) of each dollar of insurance proceeds received by the Partnership up to a maximum of the Termination Fee after first deducting all sums due to the Project Financing Entities.

        17.5 TERMINATION FOR FAILURE TO TAKE OFF-GAS. If Phillips terminates the Facility Services Agreement because the Partnership was in an Event of Default under the terms of the Facility Services Agreement for failure to take Off-Gas, then Phillips may terminate this Agreement by providing written notice to the Partnership at any time within sixty (60) days after the termination of the Facility Services Agreement.

        17.6 TERMINATION OF GROUND LEASE AND EASEMENT AGREEMENT. In the event the Ground Lease and Easement Agreement terminates, this Agreement shall terminate.

        17.7 TERMINATION IN THE EVENT OF FORECLOSURE. In the event of an election by the Project Financing Entities under Section 13.3(ii) of the Ground Lease and Easement Agreement and the Project Financing Entities do not assume, or cause a third party (such third party being subject to the approval and consent rights of Phillips as set forth in the Project Agreements) to assume, all of the Partnership's obligations under the Project Agreements arising after the acquisition date within thirty (30) days of an acquisition (including foreclosure or transfer in lieu of foreclosure) by the Project Financing Entities of (a) the Project or the Partnership or any interests therein or (b) the interests of a lessor in the Project or the Partnership (in the event a financing lease or other similar financing technique is used), then Phillips shall have the right to immediately terminate this Agreement by delivery of written notice thereof to the Project Financing Entities.

18.     DISPUTE RESOLUTION

        18.1 PROCEDURE. In the event a dispute arises between Phillips and the Partnership regarding the application or interpretation of any provision of this Agreement, the Parties agree to use the procedures in this Section 18 to resolve any such disputes; provided, however, that this Section shall not apply to disputes relating in any manner to any indemnity, insurance or release obligations under the Project Agreements.

        18.2 INITIAL RESOLUTION ATTEMPTS. Either Party may initiate dispute resolution procedures by sending written notice to the other Party specifically stating the complaining Party's claim and requesting dispute resolution in accordance with this Section
                 18. The receiving Party shall reply with the designation of a person authorized to settle the dispute and shall list two (2) alternative dates (both of which must be within ten (10) Business Days after receipt of the complaint) for meeting at a mutually agreeable location. If the matter has not been resolved within ten (10) days of such meeting, each Party shall refer the dispute to a senior executive of its organization who shall meet at a mutually agreeable location within fourteen
                 (14) days to resolve the dispute.

        18.3 ALTERNATIVE DISPUTE RESOLUTION. If the matter has not been resolved within fourteen (14) days of the meeting of the senior executives, the Parties will attempt in good faith to resolve the dispute by employing a neutral mediator to attempt to resolve the dispute in accordance with the CPR Model Procedure for Mediation of Business Disputes; provided, however, that if both Parties agree, the Parties can attempt to resolve the dispute in accordance with the CPR Model Minitrial Procedure. If the dispute has not been resolved pursuant to Section 18.2 within sixty (60) days of the commencement of such procedure, the complaining Party may require the dispute to be settled by arbitration.

        18.4 ARBITRATION. All arbitration shall be in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes by three (3) arbitrators who shall be neutral, independent, and generally knowledgeable about the type of transaction which gave rise to the dispute. The arbitration shall be governed by the United States

                 Arbitration Act, 9 U.S.C. ss. 1-16; provided, however, that the arbitrators shall include in their report/award a list of findings, with supporting evidentiary references, upon which they have relied in making their decision. The award rendered by the arbitrators shall be final and binding upon the Parties and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Houston, Texas.

        18.5 GENERAL RULES AND PROVISIONS. Notwithstanding anything to the contrary contained herein, and regardless of any procedures or rules of the CPR, it is expressly agreed that the following shall apply and control over any other provision in this
                 Section 18:

               (a) Except to the extent that the Parties may agree upon selection of one or more arbitrators, the CPR shall select arbitrators from a panel reviewed by the Parties. Each Party shall be entitled to exercise peremptory strikes against one-third of the panel and may challenge other candidates for lack of neutrality or lack of qualification. Challenges shall be resolved in accordance with the CPR rules.

               (b) The Parties shall have at least twenty (20) days following close of the arbitration hearing within which to submit a brief (not to exceed eighteen (18) pages in length) and ten (10) days from date of receipt of the opponent's brief within which to respond thereto (response not to exceed ten (10) pages in length).

               (c) Arbitrators shall not award punitive damages or attorneys' fees (except attorneys' fees specifically authorized in the Project Agreements).

               (d) The fees and expenses of the mediator and arbitrators shall be shared equally by the Parties, and each Party shall bear its own costs and expenses.

               (e) The Parties may by written agreement (signed by both Parties) alter any time deadline, location(s) for meeting(s), or procedure outlined in this Section 18 or in the CPR rules.

               (f) Time is of the essence for purposes of the provisions of this Section 18.

               (g) Either Party may seek a restraining order, temporary injunction, or other provisional judicial relief if the Party in its sole judgment believes that such action is necessary to avoid irreparable injury or to preserve the status quo. The Parties will continue to participate in good faith in the procedures despite any request for provisional relief. Notwithstanding anything to the contrary contained herein, in no event shall this Section 18.5(g) apply to Phillips' exercise of the Standby Boilers Operating Rights, and the Partnership covenants and agrees, and shall cause the Partners to covenant and agree, not to seek a restraining order, temporary injunction, or other provisional judicial relief with respect to Phillips' exercise of the Standby Boilers Operating Rights.

               (h) The arbitrators shall have no authority, power or right to alter, change, amend, modify, waive, add to or delete from any of the provisions of the Project Agreements, and any award rendered by the arbitrators shall be consistent with the terms and conditions of the Project Agreements.

19.     ASSIGNMENT

        19.1 AGREEMENT BINDING. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their successors and permitted assigns.

        19.2 PERMITTED ASSIGNMENT. This Agreement shall not be assignable by either Party without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld or delayed, except that this Agreement may be assigned (a) by the Partnership without such consent (but with notice to Phillips) to Project Financing Entities as security for the obligations of the Partnership under any Project Financing Agreement, and (b) by Phillips without such consent in accordance with Section 19.3 below. Notwithstanding the foregoing, Phillips shall have the absolute right to prohibit assignment of this Agreement to competitors of Phillips' business. Unless otherwise expressly agreed by the Parties, any assignment of this Agreement shall not relieve the assigning Party of any of its obligations under this Agreement. Except with respect to the collateral assignment permitted under clause (a) of this Section 19.2, no assignment by either Party of this Agreement for any purpose whatsoever shall be valid until all obligations of the assignor hereunder shall have been assumed by the assignee by a written agreement delivered to the other Party. Any assignment which does not comply with the provisions of this Section 19.2 shall be null and void.

        19.3 SALE OR ENCUMBRANCE BY PHILLIPS. Phillips shall have the right, without the consent of the Partnership (but with notice to the Partnership), to (a) sell, assign or otherwise transfer ownership of all or any part of HCC to any Person, provided such Person agrees in writing to be bound by the terms and conditions of this Agreement and to assume Phillips' obligations hereunder as they relate to the portion of HCC acquired by such Person, and (b) mortgage or otherwise encumber Phillips' interests in HCC, the Project Site, the Easement Improvements or in the Project Agreements.

        19.4 PROJECT FINANCING ENTITY DOCUMENTS. In connection with any collateral assignment by the Partnership to a Project Financing Entity as described in Section 19.2(a) above, Phillips agrees to execute and deliver a Consent and Agreement in a form which is reasonably acceptable to Phillips; provided, however, Phillips shall not be obligated to agree to anything which could impact the integrity and continued reliable and safe operation of HCC. Phillips further agrees to furnish the Project Financing Entity with such other documents as may be reasonably requested. Notwithstanding the foregoing, Phillips shall have no obligation to, and shall not be considered to be in default for failure to, modify, alter or amend any of the Project Agreements to accommodate any Person, including Project Financing Entities.

        19.5 ACQUISITION BY PROJECT FINANCING ENTITIES. In the event a Project Financing Entity acquires (including by foreclosure or transfer in lieu of foreclosure) all or any part of the Project, then from and after such acquisition such Project Financing Entity shall be bound by and agrees to assume the obligations of the Partnership under the Project Agreements which arise after the date of such acquisition.

20.     REPRESENTATIONS AND WARRANTIES

        Each Party hereby represents and warrants to the other Party that, as of the Effective Date:

        20.1 STANDING AND QUALIFICATION. Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is in good standing and is qualified to do business in Texas and in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations, prospects or business.

        20.2 NO VIOLATION OF LAW; LITIGATION. Such Party (to its best knowledge) is not in violation of any applicable Law promulgated, or judgment entered by any federal, state, local or other governmental authority which violations, individually or in the aggregate, would adversely affect its performance of any obligations under this Agreement. There are no legal or arbitration proceedings or any proceeding by or before any governmental or regulatory authority or agency, now pending or (to its best knowledge) threatened against it which, if adversely determined, could have a material adverse effect upon its financial condition, operations, prospects or business, as a whole, or its ability to perform under this Agreement.

        20.3 LICENSES AND CONSENTS. Such Party (to its best knowledge) is the holder of all Applicable Permits or other authorizations required to permit it to operate or conduct its business now and as contemplated by this Agreement, and, except for the Applicable Permits and other approvals to be obtained by the Parties pursuant to the Project Agreements, no authorization, consent or approval of, notice to or filing with, any governmental or regulatory authority is required for the execution, delivery or performance by such Party of this Agreement.

        20.4 NO CONFLICT OR BREACH. To its best knowledge the execution, delivery and performance by such Party of the Project Agreement, the compliance with the terms and provisions hereof, and the carrying out of the transactions contemplated hereby, does not conflict or will not conflict with or result in a breach or violation of any of the terms, conditions or provisions of any Law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of such Party or any order, writ, injunction, judgment or decree of any court or governmental authority against such Party or by which it or any of its properties is bound, or any loan agreement, indenture, mortgage, note, resolution, bond, or contract or other agreement or instrument to which such Party is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or will result in the imposition of any lien upon any of its properties.

        20.5 AUTHORITY. Such Party has all necessary power and authority to execute, deliver and perform the Project Agreements and its obligations hereunder; the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on its part; it has duly and validly executed and delivered this Agreement; and the Agreement constitutes a legal, valid and binding obligation of such Party enforceable against such Party in accordance with the terms hereof, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

        20.6 NO FEES. Such Party has not entered into any agreement, arrangement or understanding with any Person which will result in the obligation of the other Party, or any of its Affiliates, to pay any finder's fee, brokerage commission or similar payment in connection with this Agreement.

21.     NOTICES

        21.1 WRITING. Any notice, demand, offer or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall, to the extent reasonably practicable, be sent by telefax (confirmed by a mailed or courier copy received within five (5) days), and if not reasonably practicable to send by telefax, then by hand delivery, overnight courier, telegram or registered or certified mail, return receipt requested, to the other Party at such address as set forth below.

               If delivered to Phillips:

               Phillips Chemical Company, a Division of Phillips Petroleum
               Company
               1400 Jefferson, Pasadena, TX 77501

               Attention:     HCC General Manager
               Telephone:     713-475-3610
               Telefax:        713-475-3589

               With a copy to:

               Phillips Chemical Company, a Division of Phillips Petroleum
               Company
               2625 Bay Area Boulevard
               Houston (Clear Lake) TX 77058

               Attention:    ATTN:  Plastics Finance Manager
               Telephone:    713-244-3076
               Telefax:      713-244-3005


               If delivered to the Partnership:

               Pasadena Cogeneration L.P.
               50 West San Fernando
               San Jose, California  95113
               Attention:    Asset Manager and General Counsel
               Telephone:    (408) 995-5115
               Telefax:      (408) 995-0505

               With a copy to:

               Calpine Pasadena Cogeneration, Inc.
               Project Office Address as provided by
               Calpine Pasadena Cogeneration, Inc.
               Pasadena, TX
               Attention:    Plant Manager

               Each Party shall have the right to change the place to which notice shall be sent or delivered or to specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other Party.

        21.2 TIMING OF RECEIPT. Without limiting any other means by which a Party may be able to prove that a notice has been received by the other Party, a notice shall be deemed to be duly received:

               (a) If delivered by hand, overnight courier or telegram, on the date when received at the address of the recipient;

               (b) If sent by registered or certified mail, on the date of the return receipt; or

               (c) If sent by telefax, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the telefax was sent indicating that the telefax was sent in its entirety and received at the recipient's telefax number.

22.     MISCELLANEOUS

        22.1 AMENDMENTS. No change, amendment or modification of this Agreement shall be valid or binding upon the Parties unless such change, amendment or modification shall be in writing and duly executed by both Parties.

        22.2 CAPTIONS. The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained herein.

        22.3 SEVERABILITY. The invalidity of one or more phrases, sentences, clauses or Sections contained in this Agreement shall not affect the validity of the remaining portions of this Agreement so long as the material purposes of this Agreement can be determined and effectuated.

        22.4 NO WAIVER. Any failure of either Party to enforce any of the provisions of this Agreement or to require compliance with any of its terms at any time during the pendency of this Agreement, shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each such provision. Any consent or approval given pursuant to this Agreement shall be limited to its express terms and shall not otherwise increase the obligations of the Party giving such consent or approval or otherwise reduce the obligations of the Party receiving such consent or approval.

        22.5 FURTHER ASSURANCES. Each Party agrees to execute and deliver all further instruments and documents, and take any further action that may be reasonably necessary, to effectuate the purposes and intent of this Agreement.

        22.6 ESTOPPEL CERTIFICATES. Each Party shall, from time to time, upon fifteen (15) days prior request by the other Party, execute, acknowledge and deliver to the requesting Party a certificate signed by an authorized officer of such Party stating that this Agreement is unmodified and in full force and effect (or, if there have been modifications, that such Agreement is in full force and effect as modified, and setting forth such modifications) and either stating that to the knowledge of the signer of such certificate no Event of Default exists hereunder or thereunder or specifying each such Event of Default to which the signer has knowledge. Any certificate given pursuant to this Section 22.6 may be relied upon by the Project Financing Entity and by any prospective mortgagee or purchaser of any interest in this Agreement, the Power Plant, or any other portion of the Project.

        22.7 CONFIDENTIALITY. During the Term of this Agreement, it may become necessary or desirable, from time to time, for either Party to provide or disclose to the other Party information that is either confidential or proprietary (which shall not include information already known to such other Party or generally known or available to the public). The Labeling Party may orally request such information to be kept confidential if such information is not in a written format, and in such case shall identify and confirm such confidential information in writing to the other Party no later than fifteen (15) days after such disclosure. If the confidential or proprietary information is in a written format, the Labeling Party shall label such information as either confidential or proprietary. The other Party shall not reproduce, copy, use or disclose (except when required by governmental authorities or by Law) any such information in whole or in part to a third party for any purpose without the consent of the Labeling Party. The other Party shall restrict the internal disclosure of any such confidential or proprietary information to only those employees, officers and directors who have a "need to know" such information, and shall restrict those individuals from disclosing, using or permitting the disclosure of such information. In disclosing confidential or proprietary information to governmental authorities, the disclosing Party shall cooperate with the Labeling Party to minimize the amount of such information furnished. At the specific request of the Labeling Party , the disclosing Party shall endeavor to secure the agreement of such governmental authorities to maintain specified portions of such information in confidence. In the case of any disclosure of any such confidential or proprietary information, whether or not such disclosure is permitted by this Section 22.7, the disclosing Party shall promptly give written notice thereof to the Labeling Party.

        22.8 LIMITATION ON PHOTOS AND VIDEOS AT HCC. The Partnership, its Affiliates, and each of their employees, directors, agents and Invitees, shall not take any photographs, films, videos or similar visual depictions of any part of HCC without Phillips' prior written approval.

        22.9 RECORDS AND AUDIT. Each Party shall, and shall procure that its contractors shall, maintain a true and correct set of records pertaining to all activities relating to its performance of this Agreement and all transactions related thereto. Each Party further agrees, and shall procure that its contractors agree, to retain all such records for a period of not less than two
                 (2) years after the termination of this Agreement. Any representative or representatives authorized by a Party may audit any and all such records of the other Party or its contractors at any time or times during the Term of this Agreement and during the two (2) year period following its termination. The foregoing obligations in this Section 22.9 shall survive the termination, expiration or mutual cancellation of this Agreement.

        22.10 CONFLICT OF INTEREST. The Partnership shall not, and shall procure that its contractors shall not, pay any commissions, fees or grant any rebates to any employee, officer or agent of Phillips nor favor employees, officers or agents of Phillips with gifts or entertainment of significant cost or value, nor enter into any business arrangement with employees, officers or agents of Phillips other than as a representative of Phillips, without Phillips' written approval. Compliance with this
                 Section 22.10 is subject to audit under Section 22.9 above.

        22.11 NO LIABILITY. Except as otherwise expressly provided in this Agreement, no Affiliate of any Party, nor the officers, directors, employees or agents of such Affiliate of any Party, shall have any liability to the other Party in connection with this Agreement; provided, however, this Section 22.11 shall not be construed to limit liability of any such Affiliate or Person under any other agreement.

        22.12 APPLICABLE LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas, including with respect to matters of construction, validity and performance, without giving effect to any choice of law rules that may direct the application of the laws of another jurisdiction.

        22.13 VENUE AND SUBMISSION TO JURISDICTION. THE VENUE FOR ANY LEGAL ACTION TO ENFORCE, INTERPRET OR OTHERWISE LITIGATE DISPUTES RELATING TO THIS AGREEMENT SHALL BE HOUSTON, TEXAS, AND EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF THE STATE OF TEXAS LOCATED IN HOUSTON, TEXAS. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PREVAILING PARTY IN ANY SUCH ACTION SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY REASONABLE ATTORNEYS' FEES AND COSTS.

        22.14 COUNTERPARTS. This Agreement may be signed in any number of counterparts and each counterpart shall represent a fully executed original as if signed by both Parties.

        22.15 SURVIVAL. Notwithstanding any provision of this Agreement to the contrary, expiration or other termination of this Agreement shall not relieve the Parties of obligations that by their nature should survive such expiration or termination, including remedies in the case of a termination for an Event of Default, promises of indemnity, payment obligations, confidentiality, audit rights, and dispute resolution provisions.

23.     INCORPORATION OF PROVISIONS

        Notwithstanding anything to the contrary contained herein, Philips shall have the rights set forth in Sections 13 and 14 (titled Project Financing Agreements and Electric Utility Agreements) of the Ground Lease and Easement Agreement and such provisions are incorporated herein and made a part hereof by this reference and shall apply as though fully set forth herein.

        IN WITNESS WHEREOF, Phillips and the Partnership have caused this Agreement to be executed by their duly authorized representatives as of December 16, 1996.

                              PHILLIPS PETROLEUM COMPANY

                         By:
                              ------------------------------------

                        Name:
                              ------------------------------------

                       Title:
                              ------------------------------------



                              PASADENA COGENERATION L.P.

                              By: Calpine Pasadena Cogeneration, Inc., its General Partner

                                     By:
                                           ------------------------------------

                                     Name:
                                           ------------------------------------

                                     Title:
                                           ------------------------------------

                                    EXHIBIT A


               TO THE AMENDED AND RESTATED ENERGY SALES AGREEMENT

                            ELECTRICAL ENERGY PRICING



VARIABLE FUEL PAYMENT = Actual Power Usage1/ (kWH/Billing Period) x Variable Fuel Component

VARIABLE FUEL COMPONENT (1995 basis) = $0.01119/kWH x Fuel Gas Escalator

VARIABLE O&M PAYMENT = Actual Power Usage1/ (kWH/Billing Period) x Variable O&M Component; provided, however, during the first COD Year, as a one time adjustment, a reduction of Five Hundred Thousand Dollars ($500,000) shall be made during the first COD Year by reducing the Variable O&M Payments by $41,666.67 each month during the first COD Year.

VARIABLE O&M COMPONENT (1995 basis) = $0.00649/kWH x the O&M Escalator.

FIRM ELECTRICAL CAPACITY PAYMENT = for 80 MVA, $5,518,187 per annum, paid quarterly.

INTERRUPTIBLE ELECTRICAL CAPACITY PAYMENT = 10 MVA of Interruptible Electrical Capacity at $3,550 per MVA-month x the MVA determined pursuant to Section 2.4.2 of the Energy Sales Agreement, paid quarterly, for up to 10 MVA.

PAYMENT FOR USE OF EXCESS ELECTRICAL ENERGY required pursuant to Section 2.3.3 =
(a) $5.75 per kVA-month for a Billing Period if the electrical capacity of the Project has not been fully committed at the time of such demand, or (b) $17.25 per kVA-month for such Billing Period at any time after the electrical capacity of the Project is fully committed.

OPTION TO ADJUST: if the number of MW supplied hereunder is reduced as a result of Phillips' exercise of the Option to Adjust pursuant to Section 2.8, the Firm Electrical Capacity Payment shall be reduced by $68,977.33 for each annual megawatt, of Firm Electrical Capacity no longer supplied by the Partnership.

All Escalators and results of calculations shall be rounded up or down, as appropriate, to 3 decimal places (1.0333 to 1.033, 1.0335 to 1.034).



1/ "ACTUAL POWER USAGE" shall mean the actual kWH/hours delivered to Phillips from the Partnership during a Billing Period.

                                         Payment                 Payment
            Electricity                  Period                   Terms
------------------------------------- -------------- ------------------------------
Variable O&M Payment                     Monthly     o   (See Section 5.3)
Variable Fuel Payment                    Monthly     o   (See Section 5.3)
Firm Capacity Payment                   Quarterly    o   end of quarter in arrears
                                                         (See Section 5.3)
Interruptible Capacity Payment          Quarterly    o   end of quarter in arrears
                                                         (See Section 5.3)

                                    EXHIBIT B

               TO THE AMENDED AND RESTATED ENERGY SALES AGREEMENT

                                  STEAM PRICING


VARIABLE STEAM PAYMENT = Actual Steam Usage 1/ (klbs/month) x Variable Steam Component

VARIABLE STEAM COMPONENT (1995 basis) = $2.259/klb 2/ x Fuel Gas Escalator

FIXED STEAM CAPACITY PAYMENT = for up to the Maximum Steam Requirement $2,000,000 per annum, paid quarterly.

FIXED STEAM O&M PAYMENT (1995 basis) = $1,155,000 per annum x the O&M Escalator, paid quarterly.


           Steam                Payment Period        Payment Terms
-------------------------------------------------------------------------------
Variable Steam Payment             Monthly           (See Section 5.3)
Fixed Steam O&M Payment            Quarterly          end of quarter in
                                                      arrears (See Section 5.3)
Fixed Steam Capacity Payment       Quarterly          end of quarter in
                                                      arrears (See Section 5.3)

All Escalators and results of calculations shall be rounded up or down, as appropriate, to 3 decimal places (1.0333 to 1.033, 1.0335 to 1.034).


1/ "ACTUAL STEAM USAGE" shall mean the actual pounds of Steam delivered to Phillips from the Partnership during a Billing Period.


2/ For low pressure (50-90 psig) process steam, this amount shall be $2.220/klb.

                                    EXHIBIT C

               TO THE AMENDED AND RESTATED ENERGY SALES AGREEMENT

                              STEAM SPECIFICATIONS

1)      INTERMEDIATE PRESSURE PROCESS STEAM

        PRESSURE      335 PSIG

        TEMPERATURE   SATURATED

        TOTAL SOLIDS  Less Than 0.05 PPM

        SODIUM        Less Than 0.02 PPM

        SILICA        Less Than 0.02 PPM

        (1) Steady state operations within HCC require the steam pressure variation be limited to +/- 10 psi.

        (2) The Project must be capable of responding to an instantaneous change in 335 psig steam demand of 60,000 lbs/hr without pressure degradation or excursions exceeding 15 psig from the regulated 335 psig steam header pressure within HCC at the Point of Delivery for Steam.

2)      LOW PRESSURE PROCESS STEAM

        PRESSURE      50 - 90 PSIG

        TEMPERATURE   310(Degree) - 340(Degree)F

        TOTAL SOLIDS  Less Than 0.05 PM

        SODIUM        Less Than 0.02 PPM

        SILICA        Less Than 0.02 PPM

                                    EXHIBIT D

               TO THE AMENDED AND RESTATED ENERGY SALES AGREEMENT

                        CONDENSATE RETURN SPECIFICATIONS


PRESSURE              50 to 60 PSIG  (depending on location)

TEMPERATURE           240 DEG F

pH                    8.5

Conductivity          Less Than 20 MHO/CM

AMOUNT RETURNED       approximately 50%

                              AMENDED AND RESTATED

                             ENERGY SALES AGREEMENT


                                     BETWEEN


                           PHILLIPS PETROLEUM COMPANY

                                       AND

                           PASADENA COGENERATION L.P.


                          DATED AS OF DECEMBER 16, 1996


                        THE PASADENA COGENERATION PROJECT

                                TABLE OF CONTENTS


                                                                                   PAGE
                                                                                   ----
1. DEFINITIONS AND INTERPRETATION.....................................................1
        1.1 Definitions...............................................................1
        1.2 Construction of Terms.....................................................2
        1.3 Drafting Interpretations..................................................2
        1.4 Documents Included........................................................2
        1.5 Conflicting Provisions....................................................2
        1.6 Entire Agreement..........................................................2

2. PURCHASE AND SALE OF ELECTRICAL ENERGY AND ELECTRICAL CAPACITY.....................2
        2.1 Exclusive Source..........................................................2
        2.2 Purchase and Sale Obligation for Electric Energy and
                  Electrical Capacity.................................................3
                  2.2.1 Purchase and Sale Obligation for Electrical
                           Energy.....................................................3
                  2.2.2 Purchase and Sale Obligation for Electrical
                           Capacity...................................................3
        2.3 Electrical Payment........................................................3
                  2.3.1 Variable Fuel Payment and Variable O&M Payment................4
                  2.3.2 Electrical Capacity Payment...................................4
                        2.3.2.1 Commencement of Firm Electrical
                                  Capacity Payments...................................4
                        2.3.2.2 Adjustments to Electrical Capacity
                                  Payments............................................4
                  2.3.3 Payment for Use of Excess Electrical Energy...................5
        2.4 Interruptible Capacity....................................................5
                  2.4.1 Scheduling Interruptible Capacity.............................5
                  2.4.2 MW Calculation................................................5
        2.5 Standby Electrical Agreement..............................................5
                  2.5.1 Standby Agreement.............................................6
                  2.5.2 Payment Adjustment............................................6
        2.6 Payment Adjustment for Failure to Supply..................................6
                  2.6.1  Payment Adjustment...........................................6
                  2.6.2  Reimbursement for Incremental Cost...........................6
        2.7 Additional Electrical Energy..............................................7
        2.8 Option to Adjust Purchase of Electrical Energy and
                  Electrical Capacity.................................................7
                  2.8.1 Pricing Notice................................................7
                  2.8.2 Right of First Refusal........................................7

                  2.8.3 Adjustment Terms..............................................8

3. PURCHASE AND SALE OF STEAM AND STEAM CAPACITY......................................9
        3.1 Exclusive Source..........................................................9
        3.2 Purchase and Sale Obligation for Steam and Steam Capacity.................9
                  3.2.1 Purchase and Sale Obligation..................................9
                  3.2.2 Purchase and Sale Obligation for Steam Capacity...............9
        3.3 Characteristics of Steam.................................................10
        3.4 Steam Payment............................................................10
                  3.4.1 Variable Steam Payment.......................................10
                  3.4.2 Fixed Steam O&M Payment......................................10
                  3.4.3 Fixed Steam Capacity Payment.................................10
        3.5 Additional Steam Requirement.............................................10

4. CONDENSATE RETURN.................................................................10
        4.1 Transportation of Steam and Condensate...................................10
        4.2 Condensate Return........................................................11
        4.3 Failure to Supply Condensate.............................................11
        4.4 Operation of the Standby Boilers due to Phillips' Failure
                  to Supply Raw Water and Condensate.................................11
        4.5 Interruption of Water Supply.............................................12

5. BILLING AND PAYMENT...............................................................12
        5.1 Monthly Billing Cycle for Steam, Electrical Energy and
                  Standby............................................................12
        5.2 Quarterly Payment for Capacity and Fixed Steam O&M.......................12
        5.3 Payment of Invoices......................................................13
        5.4 Interest.................................................................13

6. OPERATION OF THE PROJECT..........................................................13
        6.1 Operation of the Project.................................................13
        6.2 Operating and Communication Guidelines...................................14
        6.3 Steam Redundancy Requirements............................................14
        6.4 Standby Boilers Operating Rights.........................................14
                  6.4.1 Exercise of Rights...........................................14
                  6.4.2 Partnership Cooperation......................................15
                  6.4.3 Partnership Fuel Gas.........................................15
                  6.4.4 Remedies and Liabilities.....................................15
                  6.4.5 Reimbursement for Costs and Expenses.........................15
                  6.4.6 Cessation of Standby Boiler Operating Rights  ...............16
                  6.4.7 Training.....................................................16
        6.5 Phillips Representative..................................................16

        6.6 The Partnership Representative...........................................16
        6.7 Obligation to Provide Auxiliary Boilers..................................17

7. MAINTENANCE AND REPAIR OF THE PROJECT.............................................17
        7.1 The Partnership's Maintenance Obligations................................17
        7.2 Phillips' Maintenance Obligations........................................18
        7.3 Scheduled Maintenance for the Power Plant and HCC........................18
        7.4 Inspection and Observation Rights........................................19

8. METERING..........................................................................19
        8.1 Metering Devices.........................................................19
        8.2 Periodic Inspection......................................................19
        8.3 Retroactive Adjustments..................................................20
        8.4 Access to Metering Devices...............................................20

9. REVIEW MEETINGS...................................................................20

10. SALES TO THIRD PARTY PURCHASERS..................................................20

11. TERM OF AGREEMENT................................................................21
        11.1 Term 21
        11.2 Renewal Term............................................................21
        11.3 Phillips Extension Term.................................................21

12. INSURANCE........................................................................21
        12.1 Insurance Coverages.....................................................22
                  12.1.1 Workers' Compensation Insurance.............................22
                  12.1.2 Commercial General Liability Insurance......................22
                  12.1.3 Automobile Liability Insurance..............................22
                  12.1.4 Excess/Umbrella Liability Insurance.........................22
        12.2 Endorsements............................................................23
                  12.2.1 Waiver of Subrogation.......................................23
                  12.2.2 Severability................................................23
                  12.2.3 Primary Coverage............................................23
                  12.2.4 Additional Insured..........................................23
        12.3 All-Risk Property Insurance.............................................24
                  12.3.1 Builder's All-Risk Insurance and All-Risk
                           Property and Boiler and Machinery Insurance...............24
                  12.3.2 Waiver of Subrogation.......................................24
        12.4 Contractors and Subcontractors..........................................24
        12.5 Phillips Insurance Coverages............................................25
                  12.5.1 Workers' Compensation Insurance.............................25
                  12.5.2 Commercial General Liability Insurance......................25
                  12.5.3 Automobile Liability Insurance..............................25
                  12.5.4 Excess/Umbrella Liability Insurance.........................25

                  12.5.5 Property Insurance..........................................25
        12.6 Evidence of Insurance...................................................26
        12.7 Disclaimer..............................................................26
        12.8 Placement of Insurance Coverage with Captive............................26
                  12.8.1 Phillips' Captive Insurer...................................26
                  12.8.2 The Partnership's Captive Insurer...........................26

13. INDEMNIFICATION..................................................................27
        13.1 Release and Indemnification by the Partnership..........................27
        13.2 Release and Indemnification by Phillips.................................27
        13.3 COMPREHENSIVE CONSTRUCTION AND APPLICATION..............................27
        13.4 Limitation on Indemnities...............................................28
        13.5 Property Damage Exclusion...............................................28
        13.6 Mutual Indemnification for Breach of Representations;
                  Fines and Penalties................................................29
                  13.6.1 Partnership Indemnification.................................29
                  13.6.2 Phillips Indemnification....................................29
        13.7 Exclusions from Releases and Indemnities................................30
        13.8 Notice of Legal Defense.................................................30
        13.9 Application of Indemnities..............................................30
        13.10 Survival...............................................................31

14. LIABILITY; NO DEDICATION.........................................................31
        14.1 Third Parties...........................................................31
        14.2 No Dedication...........................................................31
        14.3 No Partnership..........................................................31
        14.4 No Consequential Damages................................................31
        14.5 Intent..................................................................32

15. FORCE MAJEURE....................................................................32
        15.1 Excused Performance.....................................................32
        15.2 Burden of Proof.........................................................33
        15.3 Termination for Force Majeure...........................................33
                  15.3.1 Right to Terminate..........................................33
                  15.3.2 Destruction or Substantial Damage to the Power
                           Plant or HCC as the Force Majeure Event...................33
                  15.3.3 Mitigation Plan.............................................33

16. EVENTS OF DEFAULT................................................................34
        16.1 Definition..............................................................34
        16.2 Remedies for Default....................................................35
        16.3 Remedies Not Exclusive..................................................36

17. TERMINATION......................................................................36
        17.1 Termination During the Development Phase................................36
        17.2 Termination for Failure to Achieve Commercial Operation.................36
        17.3 Termination for HCC Shutdown............................................36
        17.4 Right to Terminate for Destruction or Substantial Damage
                  to the Power Plant.................................................37
        17.5 Termination for Failure to Take Off-Gas.................................37
        17.6 Termination of Ground Lease and Easement Agreement......................37
        17.7 Termination in the Event of Foreclosure.................................37

18. DISPUTE RESOLUTION...............................................................38
        18.1 Procedure...............................................................38
        18.2 Initial Resolution Attempts.............................................38
        18.3 Alternative Dispute Resolution..........................................38
        18.4 Arbitration.............................................................38
        18.5 General Rules and Provisions............................................39

19. ASSIGNMENT.......................................................................40
        19.1 Agreement Binding.......................................................40
        19.2 Permitted Assignment....................................................40
        19.3 Sale or Encumbrance by Phillips.........................................40
        19.4 Project Financing Entity Documents......................................41
        19.5 Acquisition by Project Financing Entities...............................41

20. REPRESENTATIONS AND WARRANTIES...................................................41
        20.1 Standing and Qualification..............................................41
        20.2 No Violation of Law; Litigation.........................................41
        20.3 Licenses and Consents...................................................42
        20.4 No Conflict or Breach...................................................42
        20.5 Authority...............................................................42
        20.6 No Fees.................................................................42

21. NOTICES..........................................................................42
        21.1 Writing.................................................................42
        21.2 Timing of Receipt.......................................................44

22. MISCELLANEOUS....................................................................44
        22.1 Amendments..............................................................44
        22.2 Captions................................................................44
        22.3 Severability............................................................44
        22.4 No Waiver...............................................................44
        22.5 Further Assurances......................................................44
        22.6 Estoppel Certificates...................................................45

        22.7 Confidentiality.........................................................45
        22.8 Limitation on Photos and Videos at HCC..................................46
        22.9 Records and Audit.......................................................46
        22.10 Conflict of Interest...................................................46
        22.11 No Liability...........................................................46
        22.12 Applicable Law.........................................................46
        22.13 Venue and Submission to Jurisdiction...................................46
        22.14 Counterparts...........................................................47
        22.15 Survival...............................................................47

23. INCORPORATION OF PROVISIONS......................................................47

                                   APPENDICES

APPENDIX A            Definitions

                                    EXHIBITS

EXHIBIT A             Electrical Energy Pricing
EXHIBIT B             Steam Pricing
EXHIBIT C             Steam Specifications
EXHIBIT D             Condensate Return Specifications